Exhibit 4.2

                                                              EXECUTION VERSION




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                                    INDENTURE

                            Dated as of March 6, 2009

                                      Among

                          TRINITY ACQUISITION LIMITED,

                         WILLIS GROUP HOLDINGS LIMITED,

            THE OTHER GUARANTORS NAMED ON THE SIGNATURE PAGES HERETO

                                       and

                          THE BANK OF NEW YORK MELLON,
                                   as Trustee


                          12.875% SENIOR NOTES DUE 2016









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                                TABLE OF CONTENTS


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                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01        Definitions..............................................1
Section 1.02        Other Definitions.......................................24
Section 1.03        Rules of Construction...................................24
Section 1.04        Acts of Holders.........................................25
Section 1.05        Legal Holiday...........................................26

                                    ARTICLE 2

                                    THE NOTES

Section 2.01        Form and Dating; Terms..................................27
Section 2.02        Execution and Authentication............................27
Section 2.03        Registrar and Paying Agent..............................28
Section 2.04        Paying Agent to Hold Money in Trust.....................28
Section 2.05        Holder Lists............................................29
Section 2.06        Transfer and Exchange...................................29
Section 2.07        Replacement Notes.......................................38
Section 2.08        Outstanding Notes.......................................38
Section 2.09        Treasury Notes..........................................39
Section 2.10        Temporary Notes.........................................39
Section 2.11        Cancellation............................................39
Section 2.12        Defaulted Interest......................................39
Section 2.13        CUSIP Numbers...........................................40
Section 2.14        Tax.....................................................40

                                    ARTICLE 3

                                   REDEMPTION

Section 3.01        Notices to Trustee......................................43
Section 3.02        Selection of Notes to Be Redeemed or Purchased..........43
Section 3.03        Notice of Redemption....................................44
Section 3.04        Effect of Notice of Redemption..........................44
Section 3.05        Deposit of Redemption or Purchase Price.................45
Section 3.06        Notes Redeemed or Purchased in Part.....................45
Section 3.07        Optional Redemption.....................................45
Section 3.08        Early Redemption for Tax Reasons........................46
Section 3.09        Mandatory Redemption....................................47
Section 3.10        Offers to Repurchase by Application of Excess Proceeds..47


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                                    ARTICLE 4

                                    COVENANTS

Section 4.01        Payment of Notes........................................49
Section 4.02        Reports and Other Information...........................49
Section 4.03        Corporate Existence; Conduct of Business................50
Section 4.04        Taxes...................................................50
Section 4.05        Maintenance of Properties; Insurance....................51
Section 4.06        Compliance with Laws....................................51
Section 4.07        Limitation on Incurrence of Indebtedness and Issuance
                        of Disqualified Stock and Preferred Stock...........51
Section 4.08        Liens...................................................53
Section 4.09        Offer to Repurchase Upon Change of Control..............53
Section 4.10        Asset Sales.............................................55
Section 4.11        Sale and Lease-Back Transactions........................56
Section 4.12        Limitation on Restricted Payments.......................57
Section 4.13        Maintenance of Office or Agency.........................59
Section 4.14        Stay, Extension and Usury Laws..........................59
Section 4.15        Dividend and Other Payment Restrictions Affecting
                        Subsidiaries........................................59
Section 4.16        Maintenance of Listing..................................61
Section 4.17        Ratings for Notes.......................................61
Section 4.18        Additional Guarantees...................................61
Section 4.19        Centre of Main Interests................................61
Section 4.20        Maintenance of Process Agent............................62
Section 4.21        Registration............................................62

                                    ARTICLE 5

                                   SUCCESSORS

Section 5.01        Merger, Consolidation or Sale of All or Substantially
                        All Assets..........................................62
Section 5.02        Successor Corporation Substituted.......................64

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

Section 6.01        Events of Default.......................................64
Section 6.02        Acceleration............................................66
Section 6.03        Other Remedies..........................................66
Section 6.04        Waiver of Past Defaults.................................67
Section 6.05        Control by Majority.....................................67
Section 6.06        Limitation on Suits.....................................67
Section 6.07        Rights of Holders of Notes to Receive Payment...........67
Section 6.08        Collection Suit by Trustee..............................68
Section 6.09        Restoration of Rights and Remedies......................68
Section 6.10        Rights and Remedies Cumulative..........................68
Section 6.11        Delay or Omission Not Waiver............................68
Section 6.12        Trustee May File Proofs of Claim........................68


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Section 6.13        Priorities..............................................69
Section 6.14        Undertaking for Costs...................................69

                                    ARTICLE 7

                                     TRUSTEE

Section 7.01        Duties of Trustee.......................................69
Section 7.02        Rights of Trustee.......................................70
Section 7.03        Individual Rights of Trustee............................71
Section 7.04        Trustee's Disclaimer....................................71
Section 7.05        Notice of Defaults......................................72
Section 7.06        Compensation and Indemnity..............................72
Section 7.07        Replacement of Trustee..................................73
Section 7.08        Successor Trustee by Merger, etc........................73
Section 7.09        Eligibility; Disqualification...........................73

                                    ARTICLE 8

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01        Option to Effect Legal Defeasance or Covenant
                        Defeasance..........................................74
Section 8.02        Legal Defeasance and Discharge..........................74
Section 8.03        Covenant Defeasance.....................................74
Section 8.04        Conditions to Legal or Covenant Defeasance..............75
Section 8.05        Deposited Money and Government Securities to Be Held
                        in Trust; Other Miscellaneous Provisions............76
Section 8.06        Repayment to Issuer.....................................77
Section 8.07        Reinstatement...........................................77

                                    ARTICLE 9

                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01        Without Consent of Holders of Notes.....................77
Section 9.02        With Consent of Holders of Notes........................78
Section 9.03        Revocation and Effect of Consents.......................79
Section 9.04        Notation on or Exchange of Notes........................80
Section 9.05        Trustee to Sign Amendments, etc.........................80
Section 9.06        Payment for Consent.....................................80

                                   ARTICLE 10

                                   GUARANTEES

Section 10.01       Guarantee...............................................81
Section 10.02       Limitation on Guarantor Liability.......................82
Section 10.03       Execution and Delivery..................................82
Section 10.04       Subrogation.............................................83
Section 10.05       Benefits Acknowledged...................................83


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Section 10.06       Release of Guarantees...................................83
Section 10.07       Rights of Holders.......................................83
Section 10.08       Certain Waivers.........................................84

                                   ARTICLE 11

                           SATISFACTION AND DISCHARGE

Section 11.01       Satisfaction and Discharge..............................84
Section 11.02       Application of Trust Money..............................85

                                   ARTICLE 12

                                  MISCELLANEOUS

Section 12.01       Notices.................................................85
Section 12.02       Service of Process......................................87
Section 12.03       Certificate and Opinion as to Conditions Precedent......87
Section 12.04       Statements Required in Certificate or Opinion...........88
Section 12.05       Rules by Trustee and Agents.............................88
Section 12.06       No Personal Liability of Directors, Officers, Employees
                        and Stockholders....................................88
Section 12.07       Governing Law...........................................88
Section 12.08       Waiver of Jury Trial....................................88
Section 12.09       Force Majeure...........................................89
Section 12.10       No Adverse Interpretation of Other Agreements...........89
Section 12.11       Successors..............................................89
Section 12.12       Severability............................................89
Section 12.13       Counterpart Originals...................................89
Section 12.14       Table of Contents, Headings, etc........................89

EXHIBITS

Exhibit A          Form of Note
Exhibit B          Form of Certificate of Transfer
Exhibit C          Form of Certificate of Exchange
Exhibit D          Form of Supplemental Indenture to Be Delivered by Subsequent
                   Guarantors
Exhibit E          Form of Notation of Guarantee
Exhibit F          Form of Subordination Agreement

SCHEDULES

Schedule A                 Guarantors
Schedule 1.01(A)           Existing Investments
Schedule 1.01(B)           Existing Liens
Schedule 4.02              Reports and Other Information
Schedule 4.11              Sale and Lease-Back Transactions



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                  INDENTURE, dated as of March 6, 2009, among TRINITY
ACQUISITION LIMITED, a company organized and operated under the laws of England and Wales (the "Issuer"), WILLIS GROUP HOLDINGS LIMITED, an exempted company under the Companies Act 1981 of Bermuda ("Holdings"), the other GUARANTORS (as defined herein) listed on the signature pages hereto and THE BANK OF NEW YORK MELLON, as Trustee.

                               W I T N E S S E T H
                               - - - - - - - - - -

                  WHEREAS, the Issuer has duly authorized the creation of an issue of $500,000,000.00 aggregate principal amount of 12.875% Senior Notes due 2016 (the "Notes"); and

                  WHEREAS, the Obligors (as defined below) have duly authorized the execution and delivery of this Indenture.

                  NOW, THEREFORE, each of the Obligors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.

                                   ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01      Definitions.
                  -----------

                  "144A Global Note" means a Global Note substantially in the form of Exhibit A hereto, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depository or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

                  "Acquired Guarantor Indebtedness" means Indebtedness of any other Person existing at the time such other Person is merged with or became a Guarantor, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or becoming a Guarantor of such specified Person.

                  "Acquired Indebtedness" means Indebtedness of any other Person existing at the time such other Person is merged with or became a Subsidiary, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or becoming a Subsidiary of such specified Person.

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

                  "Agent" means any Registrar or Paying Agent.

                  "Applicable Premium" means, with respect to any Note on any Redemption Date, the greater of:

          (1)  1.0% of the principal amount of such Note; and


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          (2) the excess,  if any, of (a) the present  value at such  Redemption
     Date of (i) the redemption price of such Note at September 1, 2013 (such redemption price being set forth in Section 3.07(c) hereof), plus (ii) all required interest payments due on such Note through September 1, 2013 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the then outstanding principal amount of such Note.

                  "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depository, Euroclear and/or Clearstream that apply to such transfer or exchange.

                  "Asset Sale" means:

          (1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of Holdings or any of its Subsidiaries (each referred to in this definition as a "disposition"); or

          (2) the issuance, sale or disposition of Equity Interests of any Subsidiary of Holdings, whether in a single transaction or a series of related transactions;

in each case, other than:

               (a)  any disposition of Cash Equivalents;

               (b) the disposition of obsolete,  damaged or worn out property or equipment in the ordinary course of business or any disposition of inventory (or other assets) held for sale in the ordinary course of business and dispositions of property no longer used or useful in the conduct of the business of Holdings and its Subsidiaries (excluding any such dispositions pursuant to or in contemplation of the discontinuation of any operation or division);

               (c) the disposition of all or substantially all of the assets of any Obligor in a manner permitted pursuant to the provisions described under Section 5.01 hereof;

               (d) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 4.12 hereof, or the granting of a Permitted Lien pursuant to this Indenture;

               (e) any disposition of property or assets or issuance of securities by Holdings or any of its Wholly-Owned Subsidiaries to Holdings or any of its other Wholly-Owned Subsidiaries;

               (f) to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

               (g) the lease, assignment or sub-lease of any real or personal property and the licensing of intellectual property in the ordinary course of business;

               (h) foreclosures on assets or transfers by reason of eminent domain;

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               (i) the  disposition of an account  receivable in connection with the collection or compromise thereof;

               (j) the disposition of assets or properties with an aggregate fair market value of not more than $5,000,000.00 for any single transaction or series of related transactions and not more than $25,000,000.00 in any fiscal year for all such transactions;

               (k) the  disposition  of any  Investment  made by WSI pursuant to
          clause  (9)  of  the  definition  of  Permitted   Investments  in  the
          ordinary course of WSI's business; and

               (l) the provision of services by Holdings and its Subsidiaries in the ordinary course of business.

          "Attributable Indebtedness" in respect of a Sale and Lease-Back Transaction means, as of the time of determination, the present value (discounted at the implicit interest rate for such Sale and Lease-Back Transaction, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).

          "Bankruptcy Law" means (1) the United States federal Bankruptcy Code, Title 11 of the United States Code, as amended from time to time; (2) the UK Insolvency Act 1986 as amended from time to time and any other bankruptcy, insolvency, liquidation or similar laws of general application; (3) the Bermuda Bankruptcy Act 1989; and (4) any equivalent law of any other jurisdiction

          "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "Person" or "group" (as such terms are used in Section 13(d)(3) of the Exchange Act), such Person or group will be deemed to have beneficial ownership of all shares of Capital Stock that such Person or group has the right to acquire, whether such right is currently exercisable or is exercisable only after the passage of time. The terms "Beneficially Own" and "Beneficial Ownership" have a correlative meaning.

          "Board of Directors" means:
           ------------------

          (1) with respect to a corporation or company, the board of directors of the corporation or company or any committee thereof duly authorized to act on behalf of such board,

          (2) with respect to a partnership, the board of directors of the general partner of the partnership,

          (3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof, and

          (4) with respect to any other Person, the board or committee of such Person serving a similar function as any of the foregoing.

          "Business Day" means each day which is not a Legal Holiday.

          "Capital Stock" means:

          (1) in the case of a corporation or company, any and all shares, other equivalents of, or interests in (howsoever designated), the equity of such corporation or company;


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          (2) in the case of an  association  or  business  entity,  any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock:

          (3) in the case of a partnership, unlimited liability company or limited liability company, any and all partnership or membership interests (whether general or limited); and

          (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "Capitalized Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

          "Cash Equivalents" means:

          (1) United States dollars;

          (2) (a) euro, or any national currency of any participating member state of the EMU; or (b) such local currencies held by Holdings or any of its Subsidiaries from time to time in the ordinary course of business;

          (3) securities issued or directly and fully and unconditionally guaranteed by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

          (4) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having tangible equity capital of not less than $500,000,000.00;

          (5)  repurchase  obligations  for  underlying  securities of the types
     described  in  clauses  (3)  and  (4)  entered  into  with  any   financial
     institution meeting the qualifications specified in clause (4) above;

          (6) commercial paper, marketable short-term money market and similar securities rated at least P-1 by Moody's or at least A-1 by S&P (or such similar rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)) and in each case maturing within 12 months after the date of creation thereof; and

          (7) investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (6) above.

          Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within 10 Business Days following the receipt of such amounts.

          "Centre of Main Interests" has the meaning given to it in Article 3(1) of the Council Regulation (EC) No 1346/2000 of May 29, 2000 on Insolvency Proceedings.

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          "Change of Control" means the occurrence of any of the following:
           -----------------

          (1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries or Holdings and its Subsidiaries, in each case taken as a whole, to any Person;

          (2) (a) the acquisition by any "Person" or "group" (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, amalgamation, consolidation or other business combination or purchase of any shares of Capital Stock, after giving effect to which such Person or group is or becomes the Beneficial Owner of Capital Stock of Holdings representing during any Holding Period, 35% or more, and otherwise, 50% or more of the total voting or economic power of the Voting Stock of Holdings or (b) such Person or group has the right or ability, directly or indirectly, by agreement, voting power or otherwise to designate and cause the election of a majority of the Board of Directors of Holdings;

          (3) Holdings shall cease to own, directly or indirectly, 100% of the outstanding Equity Interests of any of the Issuer, WNA or Willis Faber Ltd., a company organized under the laws of England and Wales;

          (4)  Holdings  is   liquidated  or  dissolved  or  adopts  a  plan  of
     liquidation or dissolution that is not a Default or Event of Default pursuant to Section 6.01(f) or (g);

          (5) the occurrence of a "change of control" (however defined) under any Material Indebtedness; or

          (6) the first day on which a majority of the members of the Board of Directors of Holdings are not Continuing Directors.

          "Clearstream" means Clearstream Banking, Societe Anonyme.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Companies Act 2006" means the English Companies Act 2006, as amended from time to time.

          "Consolidated Depreciation and Amortization Expense" means with respect to Holdings and its Subsidiaries for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees of Holdings and its Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

          "Consolidated   EBITDA"  means,  with  respect  to  Holdings  and  its
     Subsidiaries for any period, the Consolidated Net Income of Holdings and its Subsidiaries for such period (in each case, without duplication):

          (1) increased by:

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


               (a) provision for taxes based on income, including, without limitation, state, franchise and similar taxes and foreign withholding taxes of Holdings and its Subsidiaries paid or accrued during such period deducted in computing Consolidated Net Income; plus

               (b)   Consolidated   Interest   Expense  of   Holdings   and  its
          Subsidiaries for such period to the extent the same was deducted in calculating such Consolidated Net Income; plus

               (c)  Consolidated   Depreciation  and  Amortization   Expense  of
          Holdings and its Subsidiaries for such period to the extent the same were deducted in computing Consolidated Net Income; plus

               (d) any expenses or charges (other than Consolidated Depreciation and Amortization Expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by this Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Notes and the Credit Facilities and (ii) any amendment or other modification of the Notes, and, in each case, deducted in computing Consolidated Net Income; plus

               (e) any other non-cash charges, including any write offs or write downs, reducing Consolidated Net Income for such period (other than any such non-cash charges that represent an accrual or reserve for potential cash items in any future period) to the extent deducted in computing Consolidated Net Income; plus

               (f) any costs incurred in connection with (i) acquisitions other than the Merger in an aggregate amount with respect to any such acquisition not to exceed 5% of the aggregate consideration for such acquisition and (ii) the Merger in an aggregate not to exceed $50,000,000.00, in each case, to the extent deducted in computing Consolidated Net Income; plus

               (g) any extraordinary losses for such period to the extent deducted in computing Consolidated Net Income; plus

               (h) any non-recurring or restructuring charges for such period to the extent deducted in computing Consolidated Net Income (provided, that amounts added pursuant to this clause (h) for any period shall not exceed 10% of the amount of Consolidated EBITDA for such period computed in accordance with this definition but before giving effect to the amounts added pursuant to this clause (h) for such period);

     (2) decreased by:

          (a) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period; and

          (b) any extraordinary or non-recurring gains increasing Consolidated Net Income of such Person for such period;


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

provided that Consolidated EBITDA for such period shall be adjusted as follows (without duplication) as applicable;

          (A) any net gain or loss resulting in such period from Swap Contracts that are not accounted for as fair value hedges under the Statement of Financial Accounting Standards No. 133 or International Accounting Standard No. 39 shall be excluded;

          (B) any net gain or loss resulting in such period from currency translation gains or losses related to (i) currency remeasurements of Indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk) and (ii) United Kingdom pension plans, shall be excluded;

          (C) the cumulative effect of a change in accounting principles during such period shall be excluded;

          (D)  any   after-tax   effect  of  income   (loss)  from  disposed  or
     discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded;

          (E) any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by Holdings or the Issuer, shall be excluded;

          (F) the Consolidated Net Income for such period of any Person that is not a Subsidiary of Holdings, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of Holdings shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Subsidiary thereof in respect of such period;

          (G) effects of adjustments in Holdings' financial statements pursuant to GAAP resulting from the application of purchase accounting, net of taxes, shall be excluded;

          (H)  any   after-tax   effect   of  income   (loss)   from  the  early
     extinguishment of Indebtedness or Swap Contracts or other derivative instruments shall be excluded; and

          (I) any impairment charge or asset write-off, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded.

     "Consolidated Funded Indebtedness" means, as of any date of determination, the sum of (a) the aggregate principal amount of Indebtedness of Holdings and its Subsidiaries outstanding as of such date, in the amount that would be reflected on the balance sheet of Holdings and its Subsidiaries prepared as of such date on a consolidated basis in accordance with GAAP, plus (b) the aggregate principal amount of obligations for borrowed money that are outstanding as of such date of Persons other than Holdings and its Subsidiaries, to the extent guaranteed by Holdings or any of its Subsidiaries.

     "Consolidated Interest Expense" means, with respect to Holdings and its Subsidiaries for any period, without duplication, the sum of:

          (1) consolidated interest expense of Holdings and its Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Swap Contracts or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, pursuant to interest rate Swap Contracts with respect to Indebtedness, and excluding
     (i) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, and (ii) any expensing of bridge, commitment and other financing fees; less

          (2) interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by Holdings and its Subsidiaries to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

          "Consolidated   Leverage  Ratio"  means  at  any  time  the  ratio  of
Consolidated Funded Indebtedness at such time to Consolidated EBITDA for the most recently ended four fiscal quarters for which financial statements have been (or are required to be) delivered to the Holders in accordance with
Section 4.02(a) or (b). In the event that Holdings or any of its Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness or issues or redeems Disqualified Stock subsequent to the commencement of the period for which the Consolidated Leverage Ratio is being calculated but on or prior to or simultaneously with the event for which the calculation of the Consolidated Leverage Ratio is made (the "Calculation Date"), then the Consolidated Leverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of Disqualified Stock, as if the same had occurred at the beginning of the applicable four-quarter period (the "reference period").

     For purposes of making the computation referred to above, distributions, dividends, Investments, acquisitions, dispositions, mergers and consolidations that have been made by Holdings or any of its Subsidiaries during the reference period or subsequent to the reference period and on or prior to or simultaneously with the Calculation Date shall be given pro forma effect as if all such distributions, dividends, Investments, acquisitions, dispositions, mergers and consolidations (and all related financing transactions) had occurred on the first day of the reference period. Additionally, if since the beginning of such reference period any Person that subsequently became a Subsidiary or was merged with or into Holdings or any of its Subsidiaries since the beginning of such reference period shall have made any distribution, dividend, Investment, acquisition, disposition, merger or consolidation that would have required adjustment pursuant to this definition, then the Consolidated Leverage Ratio shall be calculated giving pro forma effect thereto for such reference period as if such distribution, dividend, Investment, acquisition, disposition, merger or consolidation (and all related financing transactions) had occurred at the beginning of the reference period.

       For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in accordance with Regulation S-X under the Securities Act. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation

Date had been the applicable rate for the entire period (taking into account any Swap Contracts applicable to such Indebtedness). "Consolidated Net Income" means, with respect to Holdings and its Subsidiaries for any period, the aggregate of the Net Income, of Holdings and its Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP.

          "Continuing Directors" means, as of any date of determination, individuals who

          (1) were members of such Board of Directors on the Issue Date; or

          (2) were nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

          "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.01 hereof or such other address as to which the Trustee may give notice to the Holders and the Issuer.

         "Credit Agreement" means that certain $1,000,000,000.00 Credit Agreement, dated as of October 1, 2008, among WNA, Holdings, Bank of America, N.A., as Administrative Agent, and each lender from time to time party thereto and any amendments, supplements, modifications, extensions, renewals or restatements thereof.

         "Credit Facilities" means, with respect to any Obligor, the Credit Agreement, one or more debt facilities or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, incurred pursuant to Section 4.07(b)(i) and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder in each case permitted under Section 4.07(b)(i) hereof whether by the same or any other agent, lender or group of lenders.

         "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

         "Debt Rating" means, as of any date of determination, the rating as determined by any Rating Agency (if by more than one Rating Agency, collectively, the "Debt Ratings"), as applicable, of the Issuer's non credit enhanced, senior unsecured long term debt.

         "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

         "Default Interest Rate" means a rate equal to 2% per annum.

         "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06(c) hereof, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

         "Depository" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depository with respect to the Notes, and any and all successors thereto appointed as Depository hereunder and having become such pursuant to the applicable provision of this Indenture.

         "Designated Change of Control" means any event constituting a Change of Control pursuant to paragraph 2(a) of the definition thereof so long as after giving effect thereto the Person or group referred to therein does not become the Beneficial Owner of Capital Stock of Holdings representing 50% or more of the total voting or economic power of the Voting Stock of Holdings.

         "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date that is 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of Holdings or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by Holdings or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

         "EMU" means economic and monetary union as contemplated in the Treaty on European Union.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

         "Equity Offering" means any public or private sale of common stock or Preferred Stock of Holdings (excluding Disqualified Stock), other than:

          (1) public offerings with respect to Holdings common stock registered on Form S-8; and

          (2) issuances to any Subsidiary of Holdings.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with Holdings, is treated as a single employer under Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code), as amended from time to time, and the regulations promulgated thereunder.

          "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by Holdings or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Holdings or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension

Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Holdings or any ERISA Affiliate.

          "Euroclear" means Euroclear S.A./N.V., as operator of the Euroclear system.

           "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

           "Existing Bridge Loan" means that certain 364-Day Credit Agreement dated as of October 1, 2008 between Holdings, WNA, the lenders party thereto, Bank of America, N.A., as administrative agent, Banc of America Securities LLC, J.P. Morgan Securities Inc., Suntrust Robinson Humphrey, Inc., and the Royal Bank of Scotland, PLC as Book Managers, and Bank of America Securities LLC as Sole Lead Arranger.

           "Existing Notes" means the 5.125% Senior Notes due 2010, the 5.625% Senior Notes due 2015 and the 6.20% Senior Notes due 2017 issued by WNA.

           "euro" means the single currency of participating member states of the EMU.

           "Financial Officer" means, with respect to any Obligor, the chief executive officer, chief financial officer, principal accounting officer, treasurer or controller thereof, as applicable.

           "Financing Documents" means collectively, the Indenture, the Note Purchase Agreement, the Notes, the Registration Rights Agreement, any supplemental indenture and all certificates, instruments, and other documents made or delivered in connection herewith and therewith.

           "GAAP" means generally accepted accounting principles in the United States which are in effect on the Issue Date.

           "Global Note Legend" means the legend set forth in Section 2.06(f)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.

           "Global Notes" means, individually and collectively, each of the Restricted Global Notes, substantially in the form of Exhibit A hereto, issued in accordance with Article 2 hereof.

           "Governmental Authority" means the government of the United States, United Kingdom or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government where appropriate (including any supra-national bodies such as the European Union or the European Central Bank).

            "Government Securities" means securities that are:

          (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

          (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

          "GSMP Group" means, collectively, (i) GSMP V Onshore International, Ltd., GSMP V Offshore International, Ltd. and GSMP V Institutional International, Ltd., (ii) any other Affiliate of GS Mezzanine Partners V Institutional, L.P. or The Goldman Sachs Group, Inc., and (iii) any Subsidiaries of the foregoing.

          "GSMP Purchasers" has the meaning set forth in the Note Purchase Agreement.

          "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations, as applicable, or the act of making a guarantee in accordance with the foregoing.

          "Guarantee" means the guarantee by the Guarantors of the Issuer's Obligations under this Indenture.

          "Guarantor" means each Person that guarantees the Notes in accordance with the terms of this Indenture and any other Person that becomes a party as a Guarantor to this Indenture pursuant to a supplemental indenture in the form of Exhibit D hereto.

          "Holder" means the Person in whose name a Note is registered on the Registrar's books.

          "Holding Company" means each of Holdings, WNA and each other Subsidiary of Holdings (other than the Issuer) that is a direct or indirect parent of either the Issuer or WNA.

          "Holding Period" means any period during which the GSMP Group constitutes the Required Holders; provided, however, on the Issue Date a Holding Period shall be in effect; and provided, further, that in no event shall the Trustee be charged with knowledge of such Holding Period unless it has received an Officer's Certificate, on which the Trustee shall be fully protected in relying, from the Issuer that certifies such Holding Period has ended or commenced; provided, further, that Trustee shall be fully protected in relying upon such Officer's Certificate until it is otherwise notified by the Issuer in the form of a subsequent Officer's Certificate.

          "Holdings" means Willis Holdings Group Limited, an exempted company under the Companies Act 1981 of Bermuda.

          "ILS" means reinsurance related debt securities that are underwritten and/or initially purchased for the purpose of placement with or distribution to third parties.

          "Indebtedness" of any Person means, without duplication,
           ------------

          (1) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind,

          (2) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments,

          (3) all obligations of such Person upon which interest charges are customarily paid,

          (4) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person,

          (5) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business),

          (6) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed (the amount of such Indebtedness shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Lien is granted or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Person who granted such Lien in good faith),

          (7) all guarantees by such Person of Indebtedness of others,

          (8) all Capital Lease Obligations of such Person,

          (9) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, and

          (10) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances.

          For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract, to the extent otherwise constituting Indebtedness, on any date shall be deemed to be the Swap Termination Value thereof as of such date.

          "Indenture" means this Indenture, as amended or supplemented from time to time.

          "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

          "Interest Payment Date" means March 31, June 30, September 30 and December 31 of each year to stated maturity.

          "Investment" means, with respect to any Person, any investment by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investment that is required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.

          "Issue Date" means March 6, 2009.

          "Issuer" means Trinity Acquisition Limited, a company organized and operated under the laws of England and Wales.

          "Issuer Order" means a written request or order signed on behalf of the Issuer by an Officer of the Issuer.

          "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

          "Legal Holiday" means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York, London, England, or the city in which the Corporate Trust Office of the Trustee or Paying Agent is located.

          "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

          "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the business, financial position, property or results of operations of Holdings and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Obligor to perform its obligations under any Financing Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Obligor of any Financing Document to which it is a party.

          "Material Indebtedness" means Indebtedness (other than the Notes) of any one or more of Holdings and its Subsidiaries in an aggregate principal amount exceeding $30,000,000.00.

          "Material Subsidiary" means any Subsidiary of Holdings whose gross assets or Consolidated EBITDA are equal to or exceed 5% of the total gross assets or Consolidated EBITDA, as applicable, of Holdings, in each case determined on the basis of the most recently ended four fiscal quarters for which financial statements have been (or are required to be) delivered to the Holders in accordance with Section 4.02(a) or (b).

          "Material Swap Obligations" means obligations in respect of one or more Swap Contracts with an aggregate Swap Termination Value exceeding $30,000,000.00.

          "Merger" means the merger that occurred on October 1, 2008 of Hilb Rogal & Hobbs Company, a Virginia corporation (the "Acquired Company") with and into Hermes Acquisition Corp., a Virginia corporation (the "Acquisition Subsidiary"), with the Acquisition Subsidiary being the surviving corporation, pursuant to the Merger Agreement dated as of June 7, 2008 (the "Merger Agreement") among Holdings, Acquisition Subsidiary, and Acquired Company.

          "Moody's" means Moody's Investors Service, Inc. and any successor to its rating agency business.

          "Multiemployer Plan" means any employee benefit plan as defined in Section 4001(a)(3) of ERISA, to which Holdings or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions (excluding any foreign plans of Holdings or any of its ERISA Affiliates).

          "Net Income" means, with respect to any Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

          "Net Proceeds" means the aggregate cash proceeds received by Holdings or any of its Subsidiaries in respect of any Asset Sale, including any cash received upon any Asset Sale, net of the direct costs relating to such Asset Sale, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on the Credit Facilities (or other Indebtedness that is secured by any Permitted Liens if and to the extent the proceeds of an Asset Sale in respect of the assets that are subject to such Permitted Liens are required to be utilized to repay such Indebtedness) required (other than required by clause
(i) of Section 4.10(b) hereof) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by Holdings or any of its Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by Holdings or any of its Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

          "Net Worth" means, as of any date, (1) the amount of total assets of Holdings and its Subsidiaries minus (2) the amount of total liabilities of Holdings and its Subsidiaries, in each case, that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP.

          "Non-Obligor" means any Subsidiary of Holdings that is not an Obligor.

          "Non-U.S. Person" means a Person who is not a U.S. Person.

          "Note Purchase Agreement" means the Note Purchase Agreement, dated as of February 10, 2009, by and among the Issuer, the Guarantors, GSMP V

Onshore International, Ltd., GSMP V Offshore International, Ltd., GSMP V Institutional International, Ltd. and GS Mezzanine Partners V Institutional L.P.

                  "Notes" is defined in the Recitals.

                  "Obligations" means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker's acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

                  "Obligors" means the Issuer and the Guarantors.

                  "Officer" means the chairman of the board, the chief executive officer, the chief financial officer, the chief responsible officer, the chief operating officer, the president, any executive vice president, senior vice president or vice president, the treasurer, the secretary or (in respect of any Person organized under the laws of England and Wales) a director.

                  "Officer's Certificate" means a certificate signed on behalf of the Issuer by an Officer of the Issuer.

                  "Opco Guarantor" means each Guarantor that is a Subsidiary of Holdings that is not a Holding Company.

                  "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to any Obligor.

                  "Participant" means, with respect to the Depository, Euroclear or Clearstream, a Person who has an account with the Depository, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                  "Permitted Encumbrances" means:

                  (1) Liens  imposed  by law for taxes that are not yet due or are being contested in compliance with Section 4.04;

                  (2) carriers',  warehousemen's,  mechanics',  materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business;

                  (3) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                  (4) deposits and other Liens (limited solely to Liens on consideration owing under the contracts and other like obligations the performance of which is secured thereby) to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

                  (5) judgment liens in respect of judgments that do not constitute an Event of Default under Section 6.01(e); and

                  (6)  easements,   zoning  restrictions,   rights-of-way  and
               similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of Holdings or any of its Subsidiaries;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

                  "Permitted Investments" means:

                  (1) any  Investment  by Holdings or any of its  Wholly-Owned
               Subsidiaries in Holdings or any of the other Wholly-Owned Subsidiaries of Holdings;

                  (2) any Investment in cash and Cash Equivalents;

                  (3) any  Investment  by Holdings or any of its  Wholly-Owned
               Subsidiaries in a Person that is engaged in a Similar Business so long as:

                         (a) no Default or Event of Default  shall have occurred
                    or be continuing or will result therefrom;

                         (b) after giving effect to such Investment,  the Issuer
                    could incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test described in Section 4.07(a) hereof;

                         (c) such Person is or becomes a Subsidiary  of Holdings
                    on or prior to the consummation of such Investment, and at least 90% of the outstanding Equity Interests of which (other than directors' qualifying shares) shall at all times be owned by Holdings or a Wholly-Owned Subsidiary of Holdings;

                  (4) any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of Section
               4.10 hereof or any other disposition of assets not constituting an Asset Sale;

                  (5) any  Investment (a) existing on the Issue Date set forth on Schedule 1.01(A) and (b) in Gras Savoye & Cie, France, pursuant to "put" agreements and "call" agreements in place on the Issue Date (without any amendment or modification of any such agreement that would increase the required amount or price of such Investment or would otherwise be materially adverse to the interests of the Holders);

                  (6)  any  Investment  acquired  by  Holdings  or  any of its
               Subsidiaries:

                         (a) in exchange  for any other  Investment  or accounts
                    receivable held by Holdings or any such Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or

                         (b) as a result of a foreclosure  by Holdings or any of
                    its Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

                  (7) guarantees permitted by this Indenture;

                  (8) subject to compliance  with  applicable  Law,  loans and advances to officers, directors and employees for reasonable and customary business related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business consistent with past practices;

                  (9)  Investments by WSI in any ILS in the ordinary course of
               WSI's   business   in  an   aggregate   amount   not  to   exceed
               $250,000,000.00 at any one time outstanding;

                  (10) any Investments by Holdings or any of its  Subsidiaries
               acquired in exchange for Capital Stock (other than Disqualified Capital Stock) of Holdings; and

                  (11) other  Investments not exceeding (i)  $50,000,000.00 in the aggregate for any fiscal year plus (ii) up to $25,000,000.00 of the amount available pursuant to clause (i) above for the preceding fiscal year, but unused in such preceding fiscal year (the amounts in clause (i) above being deemed to be utilized first in any fiscal year prior to the utilization of any carryover amount provided in this clause (ii)).

                  "Permitted Liens" means, with respect to any Person:

                  (1) Permitted Encumbrances;

                  (2) any Lien on any  property or asset of Holdings or any of its  Subsidiaries  existing  on the date  hereof and set forth in
               Schedule 1.01(B) hereto; provided that (a) such Lien shall not apply to any other property or asset of Holdings or any Subsidiary and (b) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

                  (3) any Lien  existing on any property or asset prior to the acquisition thereof by Holdings or any Subsidiary of Holdings after the date hereof or existing on any property or asset of any Person that becomes a Subsidiary of Holdings after the date hereof prior to the time such Person becomes a Subsidiary of Holdings; provided that (a) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary of Holdings, as the case may be, (b) such Lien shall not apply to any other property or assets of Holdings or any Subsidiary of Holdings, (c) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary of Holdings, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof, and (d) such Liens secure only Indebtedness permitted to be incurred pursuant to Section 4.07(b)(iii);

                  (4) Liens on fixed or capital assets  acquired,  constructed or improved by Holdings or any of its Subsidiaries; provided that
               (a) such security interests secure only Indebtedness incurred to finance the acquisition, construction or improvement of such fixed or capital assets (including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of such assets) and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof,
               (b) such security interests and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (c) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (d) such security interests shall not apply to any other property or assets of Holdings or any Subsidiary of Holdings;

                  (5) charges or Liens in favor of a regulatory authority or a third party, in each case, as contemplated by the rules or regulations issued by a regulatory authority and with which the applicable Person is required to comply in order to remain licensed to conduct its business;

                  (6) Liens over credit balances  created in favor of any bank in order to facilitate the operation of bank accounts on a net balance basis or in connection with any BACS facility used in the ordinary course of business;

                  (7) Liens comprised by escrow  arrangements  entered into in connection with assets sales, transfers or other dispositions permitted by Section 4.10;

                  (8) Liens  securing  Indebtedness  permitted  to be incurred
               pursuant  to  Section   4.07(b)(ix);   provided  that  the  total
               Indebtedness so secured by Liens does not exceed $50,000,000.00 at any one time outstanding; and

                  (9) other Liens; provided that the sum of the aggregate principal amount of obligations secured by such Liens, plus the aggregate amount of Attributable Indebtedness in respect of Sale and Lease-Back Transactions permitted by Section 4.11(c) shall not, at any time, exceed 10% of Net Worth.

                "Person" means any individual, corporation, limited liability company, company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Holdings or any ERISA Affiliate or to which Holdings or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years (excluding any foreign pension plans of Holdings or any of its ERISA Affiliates).

                "Preferred Stock" means any Equity Interest with preferential rights of payment of dividends or as to the distribution of assets upon liquidation, dissolution, or winding up.

                "Private Placement Legend" means the legend set forth in
Section 2.06(f)(i) hereof to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.

                "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                "Rating Agencies" means Moody's and S&P or if Moody's or S&P or both shall not make a rating on the Notes publicly available, two or more "nationally recognized statistical rating organizations" (as defined in Rule 436 under the Securities Act), selected by the Issuer or Holdings which shall be substituted for Moody's or S&P or both, as the case may be.

                "Record Date" for the interest payable on any applicable Interest Payment Date means March 15, June 15, September 15 or December 15 (whether or not a Business Day) next preceding such Interest Payment Date.

                "Refinancing" means the repayment of a portion of the principal amount of the Existing Bridge Loan and the payment of related transaction fees and expenses on the Issue Date with the proceeds of the issuance of the Notes.

                "Registration Rights Agreement" means the Registration Rights Agreement dated as of the Issue Date among the GSMP Group and the Obligors.

                "Regulation S" means Regulation S promulgated under the Securities Act.

                "Regulation S Global Note" permanent Global Note in the form of Exhibit A hereto, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depository or its nominee, that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903.

                "Regulation S-X" means Regulation S-X promulgated under the Securities Act as from time to time in effect and any successor regulation to all or a portion thereof.

                "Reportable Event" means any of the events set forth in
Section 4043(c) of ERISA, other than events for which the 30-day notice requirement has been waived under the applicable regulations.

                "Required Holders" means holders of at least a majority in aggregate principal amount of the then outstanding Notes. Sections 2.08 and 2.09 hereof shall determine which Notes are considered to be "outstanding" for purposes of this definition.

                "Responsible Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

                "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.


                "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

                "Restricted Investment" means an Investment other than a Permitted Investment.

                "Restricted Period" means the 40-day distribution compliance period as defined in Regulation S.

                "Rule 144" means Rule 144 promulgated under the Securities
Act.

                "Rule 144A" means Rule 144A promulgated under the Securities
Act.

                "Rule 903" means Rule 903 promulgated under the Securities
Act.

                "Rule 904" means Rule 904 promulgated under the Securities
Act.

                "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

                "Sale and Lease-Back Transaction" means any arrangement providing for the leasing by Holdings or any of its Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by Holdings or such Subsidiary to a third Person in contemplation of such leasing.

                "SEC" means the U.S. Securities and Exchange Commission.

                "Secured Indebtedness" means any Indebtedness of Holdings or any of its Subsidiaries secured by a Lien permitted to be incurred in accordance with Sections 4.07 and 4.08 hereof.

                "Securities Act" means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

                "Similar Business" means any business conducted or proposed to be conducted by Holdings and its Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.

                "Stated Maturity" means, with respect to any installment of interest on or principal of, or any other amount payable in respect of, any series of Indebtedness, the date on which the payment of such interest, principal or other amount was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest, principal or other amount prior to the date originally scheduled for the payment thereof.

                "Subordinated Indebtedness" means, with respect to the Notes,

               (1) any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and

               (2) any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes.

               "Subsidiary" means, with respect to any Person:

               (1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

               (2) any partnership, joint venture, limited liability company or similar entity of which:

                    (a) more  than  50% of the  capital  accounts,  distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled,
               directly or indirectly,   by  such  Person  or  one  or  more
               of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and


                    (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

               "Subsidiary Guarantor" means each Guarantor that is a Subsidiary of the Issuer.

               "Swap  Contract"  means (a) any and all rate  swap  transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Holdings and any of its Subsidiaries shall be a Swap Contract.

                "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the termination value(s) for such Swap Contract, as determined in accordance therewith as if such Swap Contract had been closed out on such date and each counterparty thereto were an "Affected Party" (or similar term) thereunder.

                "Tax" or "Taxes" means any present or future tax, levy, impost, duty, assessment, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed and any penalties, interest or other liabilities with respect thereto.

                "Taxing Jurisdiction" means the United Kingdom or any other jurisdiction in which an Obligor is organized, engaged in business, resident for tax purposes or generally subject to tax on a net income basis, or any political subdivision of any of the foregoing or any authority of or in any of the foregoing having the power to tax.

                "Transaction" means the transactions contemplated by the issuance of the Notes.

                "Treasury Rate" means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to September 1, 2013;

provided, however, that if the period from the Redemption Date to September 1, 2013, is less, than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

                "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended (15 U.S.C. ss.ss. 77aaa-77bbbb).

                "Trustee" means The Bank of New York Mellon, as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

                "U.S. Person" means a U.S. person as defined in Rule 902(k) under the Securities Act.

                "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

                "Unrestricted Global Note" means a permanent Global Note, substantially in the form of Exhibit A attached hereto, as the case may be, that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not and are not required to bear the Private Placement Legend.

                "VAT" means value added tax as provided in the United Kingdom Value Added Tax Act 1994 and any other Tax of a similar nature.

                "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

                "Weighted Average Life to Maturity" means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing

               (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

               (2) the sum of all such payments.

               "Wholly-Owned Subsidiary" of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

                "WNA" means Willis North America Inc., a Delaware corporation, and a direct or indirect Wholly-Owned Subsidiary of the Issuer.

                "WSI" means Willis Securities, Inc., a Delaware corporation and an indirect Wholly-Owned Subsidiary of the Issuer that is a licensed broker-dealer.

Section 1.02      Other Definitions.
                  -----------------
Term                                                               Defined in
----                                                                 Section
                                                                     -------

"Additional Amounts"..........................................         2.14
"Asset Sale Offer"............................................         4.10
"Authentication Order"........................................         2.02
"Change of Control Offer".....................................         4.09
"Change of Control Payment"...................................         4.09
"Change of Control Payment Date"..............................         4.09
"Covenant Defeasance".........................................         8.03
"DTC".........................................................         2.03
"Event of Default"............................................         6.01
"Excess Proceeds".............................................         4.10
"Foreign Obligor".............................................         12.02
"incur".......................................................         4.07
"Legal Defeasance"............................................         8.02
"Note Register"...............................................         2.03
"Offer Amount"................................................         3.10
"Offer Period"................................................         3.10
"Paying Agent"................................................         2.03
"Process Agent"...............................................         12.02
"Purchase Date"...............................................         3.10
"Recipient" ..................................................         2.14
"Redemption Date".............................................         3.07
"Refinancing Indebtedness"....................................         4.07
"Registrar"...................................................         2.03
"Relevant Party" .............................................         2.14
"Restricted Payments".........................................         4.12
"Successor Company"...........................................         5.01
"Successor Person"............................................         5.01
"Supplier"....................................................         2.14


Section 1.03    Rules of Construction.
                ---------------------

                Unless the context otherwise requires:

               (a) a term has the meaning assigned to it;

               (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

               (c) "or" is not exclusive;

               (d) words in the singular include the plural, and in the plural include the singular;

               (e) "will" shall be interpreted to express a command;

               (f) provisions apply to successive events and transactions;

               (g) references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

               (h) unless the context otherwise requires, any reference to an "Article," "Section" or "clause" refers to an Article, Section or clause, as the case may be, of this Indenture;

               (i) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;

               (j) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein);

               (k) any reference herein to any Person shall be construed to include such Person's successors and assigns; and

               (l)  the  word   "including"   shall  mean   "including   without
limitation.

Section 1.04    Acts of Holders.
                ---------------

               (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 1.04.

               (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

               (c) The ownership of Notes shall be proved by the Note Register.

               (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

               (e) The Issuer may set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders. Unless otherwise specified, if not set by the Issuer prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation.

               (f) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

               (g) Without limiting the generality of the foregoing, a Holder, including DTC that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and DTC that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Depository's standing instructions and customary practices.

               (h) The Issuer may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by DTC entitled under the procedures of such Depository to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.

Section 1.05    Legal Holiday.
                -------------

                In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or the Note Purchase Agreement) payment of interest or principal (and premium and any other amounts, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or Stated Maturity, provided that no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, if payment is made on such next succeeding Business Day.

                                   ARTICLE 2

                                   THE NOTES

Section 2.01      Form and Dating; Terms.
                  ----------------------

               (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000.

               (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified in the "Schedule of Exchanges of Interests in the Global Note" attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

               (c) [Reserved]

               (d) Terms. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture may not exceed $500,000,000.00, except as provided in Section 2.07 hereof.

               The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

               The Notes shall be subject to repurchase by the Issuer pursuant to an Asset Sale Offer as provided in Section 4.10 hereof or a Change of Control Offer as provided in Section 4.09 hereof. The Notes shall not be redeemable, other than as provided in Article 3.

               (e) Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream Banking" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.02    Execution and Authentication.
                ----------------------------

               At least one Officer shall execute the Notes on behalf of the Issuer by manual or facsimile signature.

               If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

               A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A attached hereto, as the case may be, by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

               On the Issue Date, the Trustee shall, upon receipt of an Issuer Order (an "Authentication Order"), authenticate and deliver the Notes.

               The Trustee may appoint an authenticating agent acceptable to the
Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

Section 2.03   Registrar and Paying Agent.
               --------------------------

               The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Issuer shall ensure that at all times at least one Paying Agent shall be located in a Member State of the European Union (if any) that will not require withholding or deduction of tax pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such European Council Directive. The Registrar shall keep a register of the Notes ("Note Register") and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without prior notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

               The Issuer initially appoints The Depository Trust Company ("DTC") to act as Depository with respect to the Global Notes.

               The Issuer initially appoints the Trustee to act as the Paying Agent and Registrar for the Notes and to act as Custodian with respect to the Global Notes.

               In addition, the Issuer initially appoints the Trustee (acting through its London branch) to act as the UK Paying Agent for the Notes.

Section 2.04   Paying Agent to Hold Money in Trust.
               -----------------------------------

               The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than Holdings or any of its Subsidiaries) shall have no further liability for the money. If Holdings or any of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee may serve as Paying Agent for the Notes.

Section 2.05   Holder Lists.
               ------------

               The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes.

Section 2.06   Transfer and Exchange.
               ---------------------

               (a) Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 2.06, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depository or to a successor Depository or a nominee of such successor Depository. A beneficial interest in a Global Note may not be exchanged for a Definitive Note unless (i) the Depository
(x) notifies the Issuer that it is unwilling or unable to continue as Depository for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depository is not appointed by the Issuer within 120 days, (ii) the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Definitive Notes or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes. Upon the occurrence of any of the preceding events in subsection (i), (ii) or (iii) above, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and
2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or
Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in subsection (i), (ii) or (iii) above and pursuant to Section 2.06(c) hereof. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, that beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

               (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.
Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                    (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i); except to the extent the customary procedures of the Registrar require any such written instrument in connection with such transfer.

                    (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) hereof, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect
     Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B)
     (1) a written order from a Participant or an Indirect Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depository to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.

                    (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) hereof and the Registrar receives the following:

                         (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; or

                         (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

                    (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) hereof and the Registrar receives the following:

                    (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note of the same series, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                    (B) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of the same series, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

     and, in each such case set forth in this subclause (iv), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  If any such transfer is effected pursuant to this subsection
(iv) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this subsection (iv).

                  Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

                  (c)  Transfer  or  Exchange  of  Beneficial   Interests  for
               Definitive Notes.

                    (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the events in clause (i) or (ii) of Section 2.06(a) hereof and receipt by the Registrar of the following documentation:

                         (A) if the  holder  of such  beneficial  interest  in a
          Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                         (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                         (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

                         (D) if such  beneficial  interest is being  transferred
          pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof; or

                         (E) if such beneficial interest is being transferred to the Issuer, or any Guarantor or any of their Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depository and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

               (ii) [Reserved].

               (iii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon the occurrence of any of the events in subsection (i) or (ii) of Section 2.06(a) hereof and if the Registrar receives the following:

                    (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                    (B) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

         and, in each such case set forth in this subsection (iii), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                    (iv) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the events in subsection (i) or (ii) of Section 2.06(a) hereof and satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuer shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.

          (d)  Transfer  and  Exchange  of  Definitive   Notes  for   Beneficial
     Interests.

               (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                    (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                    (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                    (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

                    (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof; or

                    (E) if such Restricted Definitive Note is being transferred to the Issuer or any Guarantor or any of their Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the applicable Restricted Global Note, in the case of clause (B) above, the applicable 144A Global Note, and in the case of clause (C) above, the applicable Regulation S Global Note.

               (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

                    (A) if the  Holder  of such  Definitive  Notes  proposes  to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item
               (1)(c) thereof; or

                    (B) if the  Holder  of such  Definitive  Notes  proposes  to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

         and, in each such case set forth in this subclause (ii), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                    (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

                  If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subsection (ii)(A), (ii)(B) or (iii) of this Section 2.06(d) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

                    (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e):

                         (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                                 (A) if the transfer  will be made  pursuant to
                    a QIB in accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                                 (B) if the transfer  will be made  pursuant to
                    Rule 903 or Rule 904 then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; or

                                 (C) if the transfer  will be made pursuant to
                    any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof, if applicable.

                         (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

                                 (A) if the Holder of such Restricted
          Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                                 (B) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

     and, in each such case set forth in this subsection (ii), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                    (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

          (f) Legends.  The  following  legends  shall appear on the face of all
Global  Notes  and  Definitive   Notes  issued  under  this   Indenture   unless
specifically stated otherwise in the applicable provisions of this Indenture:

               (i)  Private  Placement   Legend.   Each  Global  Note  and  each
     Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

          THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

          THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION

          IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

               (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

          THIS GLOBAL NOTE IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(g) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,
          (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          (g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

          (h) General Provisions Relating to Transfers and Exchanges.

               (i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with
     Section 2.02 hereof or at the Registrar's request.

               (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 2.10, 3.06, 3.10, 4.09, 4.10 and 9.04 hereof).

               (iii) Neither the Registrar nor the Issuer shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

               (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

               (v) The Issuer shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

               (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

               (vii) Upon surrender for registration of transfer of any Note at the office or agency of the Issuer designated pursuant to Section 4.13 hereof, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

               (viii) At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.02 hereof.

               (ix) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

               (x) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants or beneficial owners of interests in any Definitive Note or Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07      Replacement Notes.
                  -----------------

                  If any mutilated Note is surrendered to the Trustee, the Registrar or the Issuer and the Trustee receives evidence to its satisfaction of the ownership and destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Issuer, a security or an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge for its expenses in replacing a Note.

                  Every replacement Note is a contractual obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

                  In case any such mutilated, destroyed, lost or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such a Note.

Section 2.08      Outstanding Notes.
                  -----------------

                  The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

                  If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

                  If the principal amount of any Note is considered paid under
Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

                  If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09      Treasury Notes.
                  --------------

                  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, or by any Affiliate of the Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Issuer or any obligor upon the Notes or any Affiliate of the Issuer or of such other obligor.

Section 2.10      Temporary Notes.
                  ---------------

                  Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

                  Holders and Beneficial Owners, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial owners, respectively, of Notes under this Indenture.

Section 2.11      Cancellation.
                  ------------

                  The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such cancelled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Notes shall be delivered to the Issuer. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12      Defaulted Interest.
                  ------------------

                  If an Event of Default has occurred and is continuing, the Issuer shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 6.03 hereof. The Issuer shall notify the Trustee in an Officer's Certificate of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this
Section 2.12. The Trustee shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. The Trustee shall promptly notify the Issuer of such special record date. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall deliver or cause to be delivered, to each Holder a notice at his or her address as it appears in the Note Register that states the special record date, the related payment date and the amount of such interest to be paid.

                  Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.13      CUSIP Numbers.
                  -------------

                  The Issuer in issuing the Notes may use CUSIP numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will as promptly as practicable notify the Trustee of any change in the CUSIP numbers.

Section 2.14      Tax.
                  ---

                 (a) Withholding.
                     -----------

                  All payments under or in respect of the Notes by any Obligor shall be made without withholding or deduction for or on account of any present or future Taxes of whatever nature imposed, levied or assessed by or on behalf of any Taxing Jurisdiction or any other jurisdiction (or any political subdivision thereof or any authority thereof or therein having the power to tax) from or through which payments are made, unless such withholding or deduction is required by law. In such event, the Obligor shall pay such additional amounts ("Additional Amounts") as shall be necessary in order that the net amounts received by the Holders and beneficial owners of the Notes after such withholding or deduction shall equal the respective amounts which would otherwise have been receivable in respect of the Notes in the absence of such withholding or deduction; except that no such Additional Amounts shall be payable with respect to a payment made to a Holder or beneficial owner of a
Note:

                    (i) to the extent that such Taxes would not have been so imposed, levied or assessed but for the existence of some connection between such Holder or beneficial owner of such Note and the Taxing Jurisdiction imposing such Taxes other than the mere holding of such Note; or

                    (ii) to the extent that such Taxes would not have been so imposed, levied or assessed but for the failure of the Holder or beneficial owner of such Note to make a declaration of non-residence or any other claim or filing for exemption to which it is entitled ; or

                    (iii) presented for payment more than 10 days after the date on which such payment became due and payable or the date on which payment of the Note is duly provided for and notice is given to Holders, whichever occurs later, except to the extent that the Holder or beneficial owner of such Note would have been entitled to such Additional Amounts on presenting such Note on any date during such 10-day period; or

                    (iv) where such withholding or deduction is imposed on a payment to or for an individual and is required to be made pursuant to Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive; or

                    (v) presented for payment by or on behalf of the Holder of such Note to any Paying Agent if such withholding or deduction of such Taxes could have been avoided by presenting such Note to another Paying Agent in a member state of the European Union; or

                    (vi) any combination of clauses (i) through (v) above, save that none of the exceptions listed above in clauses (i) through
         (vi) shall apply in any case where the relevant withholding or deduction of Taxes is required as a result of a breach by the Issuer of any of its covenants in Section 4.16 hereof.

                  The Issuer shall make or cause to be made any applicable withholding or deduction and remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Issuer will furnish to the Holders, within 30 days after the date the payment of any Taxes deducted or withheld is due pursuant to applicable law, certified copies of tax receipts evidencing payment of such Taxes or, if such tax receipts are not reasonably available to the Issuer, other documentation reasonably evidencing such payment of such Taxes. Copies of such receipts or other documentation will be made available to the Trustee or the Holders upon request.

                  Whenever in this Indenture there is mentioned, in any context, the payment of principal, premium, if any, interest or of any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

                  The foregoing obligations relating to Additional Amounts shall survive any termination, defeasance or discharge of the Indenture.

                  (b) Tax indemnity.

                         (i) Except as provided by paragraph (ii) below, the Obligors shall (within five Business Days of written demand to the Issuer by any Holder) indemnify a Holder of a Note against any loss, liability or cost which such Holder or the beneficial owner of such Notes has (directly or indirectly) suffered for or on account of Tax in respect of a Financing Document.

                         (ii) Paragraph (i) above shall not apply and no other provision in the Financing Documents shall apply to compensate or otherwise indemnify a Holder or beneficial owner of a Note:

                                  (A) with  respect to any Tax assessed on such
               Holder or beneficial owner under the laws of the jurisdiction or jurisdictions in which: (x) that Holder or beneficial owner is incorporated and, if different, the jurisdiction (or jurisdictions) in which that Holder or beneficial owner is treated as resident for tax purposes; or (y) that Holder or beneficial owner is located in respect of amounts received or receivable in that jurisdiction;

                                  (B) if that Tax is imposed on or  calculated
               by reference to the overall net income received or receivable by that Holder or beneficial owner. Any sum deemed to be received or receivable, including, for the avoidance of doubt, any amount treated as income but not actually received by the Holder or beneficial owner (such as a Tax Deduction), is not income received or receivable for this purpose; or

                                  (C) if and to the extent that a loss,
               liability or cost is compensated for by an increased payment pursuant to Section 2.14(a) hereof.

                         (iii) A Holder making, or intending to make, a claim under paragraph (i) above shall promptly notify the Issuer in writing of the event which will give, or has given, rise to the claim.

                         (iv) A Holder shall, on receiving a payment from an Obligor under paragraph (i) above, notify the Trustee in writing.

                         (v)  Notwithstanding  the foregoing  provisions of this
          Section 2.14(b):

                                 (A) no Holder or  beneficial  owner of a Note
               shall be entitled to make any claim under this Section 2.14(b) in respect of losses if such Holder does not notify the Issuer in writing of its intention to claim pursuant to this Section 2.14(b) within ninety days after the date on which such Holder or its Parent or any of its Subsidiaries becomes aware of the relevant losses; and

                                 (B) no Holder or  beneficial  owner of a Note
               shall be entitled to make any claim pursuant to this Section 2.14(b) in respect of any losses on any date falling after the discharge of all obligations and liabilities of the Obligors hereunder and termination of this Agreement.

               The Obligors, jointly and severally, covenant to indemnify each of the Trustee and any Paying Agent for, and to hold each of them harmless against, any loss, liability or expense which either of them has suffered in its capacity as Trustee or Paying Agent, as applicable, for or on account of any Tax (including any stamp duty) arising in connection with the Notes or this Indenture, except to the extent that any such loss, liability or expense is due to the negligence or bad faith of the Trustee or Paying Agent.

               (c) Stamp Taxes.
                   -----------

               The Issuer shall pay and, within five Business Days of written demand by any Holder, indemnify each Holder and beneficial owner of a Note against any cost, loss or liability that Holder or beneficial owner of a Note incurs in relation to any stamp duty, stamp duty reserve, documentary, registration and any other similar Tax payable in connection with or in relation to any Financing Document.

               (d) VAT.
                   ---

               (i) All fees and other consideration expressed to be payable under a Financing Document shall (except where otherwise agreed) be deemed to be exclusive of any VAT. If VAT is chargeable on any supply made to any Person in connection with or under a Financing Document, that Person shall pay (in addition to and at the same time as paying the consideration for that supply) an amount equal to the amount of the VAT, and provided that such Person has first been provided with an appropriate valid VAT invoice.

               (ii) Where a Financing Document requires any Person to reimburse another Person for any costs or expenses, the Person making such reimbursement shall also at the same time pay and indemnify the other Person against any VAT incurred in respect of the costs or expenses to the extent that the Person receiving the reimbursement determines in its sole discretion (acting reasonably) that neither it nor any other member of any group of which it is a member for VAT purposes is entitled to credit for or repayment of the VAT or an amount equal to the VAT.

               (iii) If VAT is chargeable on any supply made by any Holder, beneficial owner of a Note, Agent or Trustee (the "Supplier") to any other Holder, beneficial owner of a Note, Agent or Trustee (the "Recipient") under a Financing Document, and any party to this Indenture (the "Relevant Party") is required by the terms of any Financing Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration), such Person shall (except where otherwise agreed) also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT. The Recipient will promptly pay to the Relevant Party an amount equal to any credit or repayment from the relevant tax authority (whether such credit or repayment is obtained by the Recipient or any other member of any group of which it is a member for VAT purposes) which it reasonably determines relates to the VAT chargeable on that supply.

                                   ARTICLE 3

                                   REDEMPTION

Section 3.01      Notices to Trustee.
                  ------------------

                  If the Issuer elects to redeem Notes pursuant to Section 3.07 hereof, it shall furnish to the Trustee, at least 15 days before notice of redemption is required to be delivered or caused to be delivered to Holders pursuant to Section 3.03 hereof but not more than 60 days before a redemption date, an Officer's Certificate setting forth (a) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (b) the redemption date, (c) the principal amount of the Notes to be redeemed and (d) the redemption price.

Section 3.02      Selection of Notes to Be Redeemed or Purchased.
                  ----------------------------------------------

                  If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased in accordance with applicable procedures of the Depository and (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed or (b) on a pro rata basis or, to the extent that selection on a pro rata basis is not practicable, by lot or by such other method the Trustee considers fair and appropriate. In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

                  The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000; no Notes of less than $1,000 can be redeemed in part, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03      Notice of Redemption.
                  --------------------

                  Subject to Section 3.10 hereof, the Issuer shall deliver or cause to be delivered by electronic transmission or by first-class mail notices of redemption at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at such Holder's registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with Article 8 or Article 11 hereof.

                  The notice shall identify the Notes to be redeemed and shall state:

                  (a) the redemption date;

                  (b) the redemption price;

                  (c) if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note representing the same indebtedness to the extent not redeemed will be issued in the name of the Holder of the Notes upon cancellation of the original Note;

                  (d) the name and address of the Paying Agent;

                  (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (f) that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

                  (g) the paragraph or subparagraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

                  (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

                  At the Issuer's request, the Trustee shall give the notice of redemption in the Issuer's name and at its expense; provided that the Issuer shall have delivered to the Trustee, at least 15 days before notice of redemption is required to be delivered or caused to be delivered to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officer's Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04      Effect of Notice of Redemption.
                  ------------------------------

                  Once notice of redemption is delivered in accordance with
Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. The notice, if delivered in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by electronic transmission or by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05 hereof, on and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption.

Section 3.05      Deposit of Redemption or Purchase Price.
                  ---------------------------------------

                  Prior to 10:00 a.m. (New York City time) on the redemption or purchase date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.

                  If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the redemption or purchase date shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest accrued to the redemption or purchase date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06      Notes Redeemed or Purchased in Part.
                  -----------------------------------

                  Upon surrender of a Note that is redeemed or purchased in part, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same indebtedness to the extent not redeemed or purchased; provided that each new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000.

Section 3.07      Optional Redemption.
                  -------------------

                 (a) At any time prior to September 1, 2013, the Issuer may redeem all or part of the Notes, upon not less than 30 nor more than 60 days' prior notice delivered electronically or by first-class mail, with a copy to the Trustee, to the registered address of each Holder or otherwise delivered in accordance with the Applicable Procedures, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, plus accrued and unpaid interest thereon to the date of redemption (the "Redemption Date"), subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date. The Trustee shall not be responsible for determining the Applicable Premium.

                 (b) Except pursuant to clause (a) of this Section 3.07 or pursuant to Section 3.09, the Notes will not be redeemable at the Issuer's option prior to September 1, 2013.

                 (c) On and after September 1, 2013, the Issuer may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' prior notice delivered electronically or by first-class mail, postage prepaid, with a copy to the Trustee, to each Holder of Notes at the address of such Holder appearing in the security register, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to the applicable Redemption Date) set forth below, subject to the right of Holders of Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on September 1 of each of the years indicated below:

                 Year                                        Percentage
                 ------------------------------------------  -----------
                 2013......................................  106.43750%
                 2014......................................  104.29167%
                 2015......................................  102.14583%
                 2016 and thereafter.......................  100.00000%


                  (d)......Any  redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof. In addition, each redemption pursuant to this Section 3.07 shall relate to an aggregate principal amount of Notes of at least the lesser of (i) $5,000,000.00 and (ii) the remaining outstanding principal amount of the Notes.

Section 3.08      Early Redemption for Tax Reasons
                  --------------------------------

                  (a) The Notes may be redeemed at the option of the Issuer in whole, but not in part, at any time upon not less than 30 nor more than 60 days' prior notice delivered electronically or by first-class mail, with a copy to the Trustee, to the registered address of each Holder or otherwise delivered in accordance with the Applicable Procedures, if:

                         (i) on the occasion of the next payment due under the Notes, the Issuer has or will become obliged to pay Additional Amounts as a result of any change in, or amendment to, the laws or regulations of the United Kingdom or any political subdivision of, or any authority in, or of, the United Kingdom having the power to tax, or any change in the official application or official interpretation of such laws or regulations, which change or amendment is announced and becomes effective on or after the Issue Date; and

                         (ii) such obligation cannot be avoided by the Issuer taking reasonable measures available to it, including without limitation, by the Issuer's compliance with the covenants contained in
          Section 4.16(a) hereof;

          provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such Additional Amounts were a payment in respect of the Notes then due.

                  (b) Prior to the publication of any notice of redemption pursuant to this Section 3.08, the Issuer shall deliver to the Trustee an Officer's Certificate of the Issuer stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred, and a customary opinion in a form satisfactory to the Trustee (and during any period which is a Holding Period, the Required Holders) of independent legal advisers of recognized standing to the effect that the Issuer has or will become obliged to pay such Additional Amounts as a result of such change or amendment and that the Issuer cannot avoid the payment of such Additional Amounts by taking reasonably measures available to it. The Trustee shall be entitled to accept such certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent set out above in which event they shall be conclusive and binding on the Holders of Notes. The Obligors, jointly and severally, covenant to indemnify each of the Trustee and any Paying Agent for, and to hold each of them harmless against, any loss, liability or expense arising out of or in connection with actions taken or omitted by any of them in reliance on any

Officer's Certificate furnished pursuant to this Section, except to the extent that any such loss, liability or expense is due to the negligence or bad faith of the Trustee or Paying Agent.

                  (c) Notes redeemed pursuant to this Section 3.08 will be redeemed at a redemption price equal to 100% of the principal amount of Notes redeemed plus accrued and unpaid interest thereon to the date of redemption.

Section 3.09      Mandatory Redemption.
                  --------------------

                  The Issuer shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.10      Offers to Repurchase by Application of Excess Proceeds.
                  ------------------------------------------------------

                  (a) In the event that, pursuant to Section 4.10 hereof, the Issuer shall be required to commence an Asset Sale Offer, it shall follow the procedures specified below.

                  (b) The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Issuer shall apply all Excess Proceeds (the "Offer Amount") to the purchase of Notes, or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

                  (c) If the Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest up to but excluding the Purchase Date, shall be paid to the Person in whose name a
Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

                  (d) Upon the commencement of an Asset Sale Offer, the Issuer shall deliver electronically or by first-class mail, a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

                         (i) that the Asset Sale Offer is being made pursuant to this Section 3.10 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

                         (ii) the Offer Amount, the purchase price and the Purchase Date;

                         (iii) that any Note not tendered or accepted for payment shall continue to accrue interest;

                         (iv) that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

                         (v) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

                         (vi) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" attached to the Note completed, or transfer by book-entry transfer, to the Issuer, the Depository, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

                         (vii) that Holders shall be entitled to withdraw their election if the Issuer, the Depository or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                         (viii) that, if the aggregate principal amount of Notes surrendered by the Holders thereof exceeds the Offer Amount, the Trustee shall select the Notes to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes tendered (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $2,000, or an integral multiple of $1,000, shall be purchased); and

                         (ix) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer) representing the same indebtedness to the extent not repurchased.

                  (e) On or before the Purchase Date, the Issuer shall, to the extent lawful, (i) accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof validly tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered and (ii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer's Certificate stating the aggregate principal amount of Notes or portions thereof so tendered.

                  (f) The Issuer, the Depository or the Paying Agent, as the case may be, shall promptly mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes properly tendered by such Holder and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order, shall authenticate and mail or deliver (or cause to be transferred by book-entry) such new Note to such Holder in a principal amount equal to any unpurchased portion of the Note surrendered representing the same indebtedness to the extent not repurchased; provided, that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer shall announce to the Holders and the Trustee the results of the Asset Sale Offer on or as soon as practicable after the Purchase Date.

                  Other than as specifically provided in this Section 3.10 or
Section 4.10 hereof, any purchase pursuant to this Section 3.10 shall be made pursuant to the applicable provisions of Sections 3.01 through 3.06 hereof.

                                   ARTICLE 4

                                    COVENANTS

Section 4.01      Payment of Notes.
                  ----------------

                  The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than Holdings or any of its Subsidiaries, holds as of 10:00 A.M. Eastern Time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

                  The Issuer shall pay interest on overdue principal (including post-petition interest in any proceeding under any Bankruptcy Law) and on overdue installments of interest, to the extent lawful, as provided in Section
6.03 hereof.

Section 4.02      Reports and Other Information.
                  -----------------------------

                  Holdings will furnish to the Trustee and to the Holders:

                  (a) as soon as available and in any event within 120 days (or, if earlier, the date that is 15 days after the reporting date for such information required by the SEC) after the end of each fiscal year of Holdings, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                  (b) as soon as available and in any event within 60 days (or, if earlier, the date that is 15 days after the reporting date for such information required by the SEC) after the end of each of the first three fiscal quarters of each fiscal year of Holdings, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer of Holdings as presenting fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

                  (c) for so long as any of the Notes remain outstanding and constitute "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, Holdings and its Subsidiaries will make available at their expense, upon request, to the Holders, and any prospective purchasers thereof, the information specified in Rule 144A(d)(4) under the Securities Act, unless Holdings is then subject to Section 13 or 15(d) of the Exchange Act.

                  Documents required to be delivered pursuant to Section 4.02(a) or (b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered within the time frames set forth in such Sections, shall be deemed to have been delivered on the date (i) on which Holdings or the Issuer posts such documents, or provides a link thereto on Holdings' or the Issuer's website on the Internet at the website address listed on Schedule 4.02; or (ii) on which such documents are posted on Holdings' or the Issuer's behalf on an Internet website; provided that: (i) Holdings or the Issuer, as applicable, shall deliver paper copies of such documents to the Trustee or any Holder upon the written request of such Person and until a written request to cease delivering paper copies is given by such Person and (ii) Holdings or the Issuer, as applicable, shall notify the Trustee and each Holder (by telecopier or electronic mail) of the posting of any such documents and provide to the Trustee and each Holder by electronic mail electronic versions (i.e., soft copies) of such documents. The Trustee shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Holdings or the Issuer with any such request for delivery, and each Holder shall be solely responsible for requesting delivery to it or maintaining its copies of such documents; provided, further, that delivery of all of the above-described reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer's compliance with any of its covenants hereunder.

                  The Issuer will deliver to the Trustee and the Holders, within 120 days after the end of each fiscal year of the Issuer ending after the date hereof, a certificate signed by the principal executive officer, principal financial officer, or principal accounting officer of the Issuer stating whether or not to the knowledge of such person after due inquiry the Issuer is in default in the performance and observance of any of the terms, provisions, and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Issuer is in default, specifying all such defaults and the nature and status thereof of which such person may have such knowledge. The Issuer shall promptly notify the Trustee following its knowledge of an Event of Default or Default under the Indenture, and in any event within 5 Business Days of such knowledge.

Section 4.03      Corporate Existence; Conduct of Business.
                  ----------------------------------------

                  (a) Subject to Article 5 hereof, Holdings will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Article 5; provided, further, that Holdings shall not be required to preserve any such right, license, permit, privilege or franchise, or the legal existence of any Subsidiary (subject to compliance with this Indenture, including Article 5), if the Board of Directors of Holdings shall determine in good faith that the preservation of such existence is no longer necessary or desirable in the conduct of the business of Holdings, and that the loss thereof is not, and will not be, disadvantageous to the Holders.

                  (b) Holdings will, and will cause each of its Subsidiaries to, continue to engage (including after giving effect to any acquisition) only in a business of the type that does not represent a fundamental change in the character of the business of Holdings and its Subsidiaries, taken as a whole, conducted by Holdings and its Subsidiaries on the date of execution of this Indenture, and businesses reasonably related thereto.

                  (c) The Issuer shall maintain its status as a public limited company as defined in the Companies Act 2006.

Section 4.04      Taxes.
                  -----

                  During any Holding Period, Holdings will, and will cause each of its Subsidiaries to, pay its tax liabilities before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and for which Holdings or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, or (b) the failure to make payment would not reasonably be expected to result in a Material Adverse Effect.

Section 4.05      Maintenance of Properties; Insurance.
                  ------------------------------------

                  During any Holding Period, Holdings will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain in full force and effect, with insurance companies that Holdings and the Issuer believe (in good faith judgment of the management of Holdings and the Issuer) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance, in at least such amounts and against at least such risks (and with such risk retentions) as are usually insured against in the same general area by companies engaged in the same or a similar business.

Section 4.06      Compliance with Laws.
                  --------------------

                  During any Holding Period, Holdings will, and will cause each of its Subsidiaries to, comply with all Laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 4.07 Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.
                  --------------------------------------

                  (a) Holdings shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect, contingently or otherwise (collectively, "incur" and collectively, an "incurrence"), to any Indebtedness (including Acquired Indebtedness) and Holdings shall not issue any shares of Disqualified Stock and shall not permit any of its Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Obligors may incur Indebtedness (including Acquired Guarantor Indebtedness) or issue shares of Disqualified Stock or Preferred Stock, as applicable, if the Consolidated Leverage Ratio on a consolidated basis for Holdings and its Subsidiaries would have been less than 4.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued.

                  (b) The provisions of Section 4.07(a) hereof shall not apply to:

                         (i) the incurrence by an Obligor of Indebtedness under the Credit Facilities and the issuance and creation of letters of credit thereunder (with letters of credit being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of $1.0 billion outstanding at any one time, less the aggregate amount of amortization and mandatory principal payments (excluding repayments of any revolving facility thereunder that do not result in a permanent reduction or cancellation of such revolving facility) actually made by an Obligor in respect of such Indebtedness;

                         (ii) the Indebtedness of an Obligor under the Existing Notes and the Indebtedness of an Obligor under the Existing Bridge Loan immediately following the Refinancing, in each case less the aggregate amount of amortization and mandatory or voluntary principal payments actually made by such Obligor thereunder after the Issue Date;

                         (iii) Indebtedness of any Person that becomes a Subsidiary of Holdings after the date hereof; provided that such Indebtedness exists at the time such Person becomes a Subsidiary of Holdings and is not created in contemplation of or in connection with such Person becoming a Subsidiary of Holdings; provided, further, that the aggregate principal amount of Indebtedness permitted to exist by this clause (iii) shall not exceed $25,000,000.00 at any time outstanding;

                         (iv) Indebtedness incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (x) such
          Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and
          (y) the aggregate principal amount of Indebtedness permitted by this clause (iv) shall not exceed $25,000,000.00 at any time outstanding;

                         (v) Indebtedness incurred in relation to arrangements made in the ordinary course of business to facilitate the operation of bank accounts on a net balance basis;

                         (vi) short term Indebtedness from banks incurred in the ordinary course of business pursuant to a facility required in order to comply with rules and regulations issued from time to time by regulatory authorities; provided that such compliance is required for Holdings or a Subsidiary of Holdings, as applicable, to remain licensed to conduct its business;

                         (vii) Indebtedness of Holdings or any of its Wholly-Owned Subsidiaries to Holdings or any of its Wholly-Owned
          Subsidiaries; provided that any such Indebtedness (except for Indebtedness represented by any guarantee provided by Holdings in favor of a Wholly-Owned Subsidiary in respect of Indebtedness of another Wholly-Owned Subsidiary the subordination of which would be prohibited by the FSA or the UK Pensions Trustee) that is owed by an Obligor to a Non-Obligor in excess of $100,000,000.00 in the aggregate shall be subordinated pursuant a subordination agreement in the form attached hereto as Exhibit F or on terms reasonably satisfactory to the Required Holders; provided, further, that any subsequent transfer of any such Indebtedness (except to Holdings or any of its Wholly-Owned Subsidiaries) shall be deemed, in each case, to be an incurrence of such Indebtedness that was not permitted by this clause
          (vii);

                         (viii) the incurrence by an Obligor of Indebtedness or Disqualified Stock that serves to extend, refund, refinance, renew, replace or defease any Indebtedness or Disqualified Stock incurred as permitted under Section 4.07(a) hereof, this clause (viii) or any Indebtedness or Disqualified Stock issued to so refund or refinance such Indebtedness or Disqualified Stock, including additional Indebtedness or Disqualified Stock incurred to pay premiums, fees and expenses in connection therewith (the "Refinancing Indebtedness") prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

                                    (A) has a Weighted  Average Life to Maturity
                  at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Notes;

                                    (B)   to   the   extent   such   Refinancing
                  Indebtedness refinances (x) Indebtedness subordinated or pari passu to the Notes or any Guarantee, such Refinancing

                  Indebtedness is subordinated or pari passu to the Notes or such Guarantee at least to the same extent as the Indebtedness being refinanced or refunded or (y) Disqualified Stock, such Refinancing Indebtedness must be Disqualified Stock; and

                                    (C)  such   Indebtedness   is   issued   and
                  guaranteed by the same entities that issued and/or guaranteed the Indebtedness being redeemed, repurchased, acquired or retired; and

                         (ix) other  Indebtedness  of  Holdings  or any of its
         Subsidiaries   in  an   aggregate   principal   amount  not   exceeding
         $150,000,000.00 at any time outstanding.

Section 4.08      Liens.
                  -----

                  Holdings shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) on any asset or property of Holdings or any of its Subsidiaries, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless the Notes are equally and ratably secured; provided, that neither Holdings nor any of its Subsidiaries shall permit the Existing Notes to benefit from any Liens on any assets or property of Holdings or any of its Subsidiaries or incur or profit therefrom, or assign or convey any right to receive income therefrom, unless the Notes are equally and ratably secured.

Section 4.09      Offer to Repurchase Upon Change of Control.
                  ------------------------------------------

                  (a) If a Change of Control occurs, unless the Issuer has previously or concurrently mailed a redemption notice with respect to all the outstanding Notes as described under Section 3.07 hereof, the Issuer shall make an offer to purchase all of the Notes pursuant to the offer described below (the "Change of Control Offer") at a price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to the date of purchase, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date. Within 30 days following any Change of Control (or 90 days, in the case of a Designated Change of Control), the Issuer shall deliver notice of such Change of Control Offer, with a copy to the Trustee, to each Holder to the registered address of such Holder (or otherwise delivered in accordance with the Applicable Procedures) with the following information:

                         (i) that a Change of Control Offer is being made pursuant to this Section 4.09 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

                         (ii) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is delivered (the "Change of Control Payment Date");

                         (iii) that any Note not properly tendered will remain outstanding and continue to accrue interest;

                         (iv) that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

                         (v) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of such Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

                         (vi) that Holders shall be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes, provided that the Paying Agent receives, not later than the close of business on the 30th day following the date of the Change of Control notice, a facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

                           (vii) that if the Issuer is redeeming less than all of the Notes, the Holders of the remaining Notes will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered (which must be equal to $1,000 or an integral multiple thereof); and

                           (viii) the other instructions, as determined by the Issuer, consistent with this Section 4.09, that a Holder must follow.

                  The notice, if delivered in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If (a) the notice is delivered in a manner herein provided and (b) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder's failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect.

                  The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.09, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations in this Section 4.09 by virtue thereof.

                  (b) On the Change of Control Payment Date, the Issuer shall, to the extent permitted by law,

                           (i) accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer,

                           (ii) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered, and

                           (iii) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer's Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

                  (c) The Issuer shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.09 applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

                  (d) The provisions of this Section 4.09 relative to the Issuer's obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Required Holders.

                  (e) Other than as specifically provided in this Section 4.09, any purchase pursuant to this Section 4.09 shall be made pursuant to the provisions of Sections 3.02, 3.05 and 3.06 hereof.

Section 4.10      Asset Sales.
                  -----------

                  (a) Holdings shall not, and shall not permit any of its Subsidiaries to, cause, make or suffer to exist an Asset Sale, unless after giving effect thereto, Holdings shall continue to own directly or indirectly 100% of the Equity Interests of the Issuer and WNA, and unless:

                           (i) Holdings or such Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Issuer or Holdings) of the assets sold or otherwise disposed of; and

                           (ii) at least 75% of the consideration therefor received by such Obligor or such Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

                                    (A) any  liabilities  (as shown on Holdings'
                  or such Subsidiary's most recent balance sheet or in the footnotes thereto) of the Issuer or such Subsidiary, other than liabilities that are by their terms subordinated to the Notes, that are assumed by the transferee of any such assets and for which the Issuer and all of its Subsidiaries have been validly released by all creditors in writing, and

                                    (B) any  securities  received by Holdings or
                  such Subsidiary from such transferee that are converted by Holdings or such Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, shall be deemed to be cash for purposes of this provision and for no other purpose.

                  (b) Within 270 days after the receipt of any Net Proceeds of any Asset Sale, Holdings or such Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale:

                           (i) to permanently reduce:

                                    (A) Obligations under the Credit Facilities,
                  and  to   correspondingly   reduce  commitments  with  respect
                  thereto; or

                                    (B)  Indebtedness  of a  Non-Obligor,  other
                  than Indebtedness owed to Holdings or any of its Subsidiaries, or

                           (ii) to make a Permitted Investment (A) in any one or more businesses, provided that such Permitted Investment is in the form of the acquisition of Capital Stock and results in Holdings or any of its Wholly-Owned Subsidiaries owning an amount of the Capital Stock of such business such that it constitutes a Wholly-Owned Subsidiary; (B) that are capital expenditures; or (C) that are acquisitions of other assets, in each of (A), (B) and (C), used or useful in a Similar Business.

                  (c) Any Net Proceeds from the Asset Sale that are not invested or applied as provided and within the time period set forth in Section 4.10(b) hereof shall be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $200,000,000.00, the Issuer shall make an offer to all Holders of the Notes (an "Asset Sale Offer"), to purchase the maximum aggregate principal amount of the Notes that is an integral multiple of $1,000 that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture. The Issuer shall commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $200,000,000.00 by delivering the notice required pursuant to the terms of this Indenture, with a copy to the Trustee.

                  To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to the covenants contained in this Indenture. If the aggregate principal amount of Notes surrendered by such Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero.

                  (d) Pending the final application of any Net Proceeds pursuant to this Section 4.10, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by this Indenture.

                  (e) The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

Section 4.11      Sale and Lease-Back Transactions.
                  --------------------------------

                  Holdings shall not, and shall not permit any of its Subsidiaries to, enter into any Sale and Lease-Back Transaction, except:

                  (a) any such sale of any fixed or capital assets that is made for cash consideration in an amount not less than the cost of such fixed or capital asset and is consummated within 180 days after Holdings or such Subsidiary acquires or completes the construction of such fixed or capital asset;

                  (b) any such sale of the property listed on Schedule 4.11; and

                  (c) any other such sale if, after giving effect thereto, the Attributable Debt in respect of the applicable Sale and Lease-Back Transaction is within the limits set forth in clause (9) of the definition of Permitted Liens (after giving effect to all such Sale and Lease-Back Transactions and applicable Liens).

Section 4.12      Limitation on Restricted Payments.
                  ---------------------------------

                  Holdings shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

                  (a) declare or pay any dividend or make any payment or other distribution on account of Holdings or any of its Subsidiaries' Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:

                           (i) dividends or distributions by Holdings payable solely in Equity Interests (other than Disqualified Stock) of Holdings, as applicable, or in options, warrants or other rights to purchase such Equity Interests (other than Disqualified Stock); or

                           (ii) dividends or distributions by a Subsidiary of Holdings so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Subsidiary other than a Wholly-Owned Subsidiary, Holdings or a Subsidiary of Holdings receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

                  (b) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of any Obligor or any direct or indirect parent company of any Obligor, including in connection with any merger or consolidation;

                  (c) make any  principal  payment  on, or  redeem,  repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

                  (d) make any Restricted Investment,

all such payments and other actions set forth in clauses (a) through (d) above being collectively referred to as "Restricted Payments") except that Holdings and the Issuer may, and may permit their respective Subsidiaries to, so long as no Default shall have occurred and be continuing or would occur as a consequence thereof, to effect the following:

                           (A) the making of any  Restricted  Payment so long as
immediately prior to and immediately after giving effect to such Restricted Payment and any Indebtedness incurred or repaid in connection therewith on a pro forma basis the Consolidated Leverage Ratio is less than or equal to 2.50 to 1.00;

                           (B) the  declaration  and  payment  of  ordinary  (as
opposed to special) cash dividends on Holdings' common stock in the ordinary course of business consistent with past practices: (i) so long as immediately prior to and after giving effect to each such dividend and any Indebtedness incurred or repaid in connection therewith, on a pro forma basis, the Obligors could incur $1.00 of additional Indebtedness under Section 4.07(a) or (ii) such dividends do not exceed 6% per annum of Holdings' market capitalization as of the last day of the most recent fiscal quarter based on the weighted average closing price of Holdings' common stock during each day of such fiscal quarter so long as immediately prior to and after giving effect to each such dividend and any Indebtedness incurred or repaid in connection therewith, on a pro forma basis, the Consolidated Leverage Ratio is less than or equal to 5.00 to 1.00;

                           (C) the payment of any  dividend or  distribution  or
the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as applicable, if at the date of declaration or notice such payment or redemption would have complied with the provisions of this Indenture;

                           (D) the defeasance,  redemption,  repurchase or other
acquisition or retirement of Subordinated Indebtedness of Holdings and its Subsidiaries made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of Holdings and its Subsidiaries that is incurred in compliance with Section 4.07 hereof so long as:

                           (i) the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount plus any accrued and unpaid interest on the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value, plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and any fees and expenses incurred in the issuance of such new Indebtedness;

                           (ii) such Indebtedness is subordinated to the Notes at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value;

                           (iii) such Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired;

                           (iv) such Indebtedness is issued and guaranteed by the same entities that issued and/or guaranteed the Indebtedness being redeemed, repurchased, acquired or retired; and

                           (v) such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired.

                           (E) the  declaration  and  payment  of  dividends  or
distributions to holders of any class or series of Disqualified Stock of Holdings or any of its Subsidiary issued in accordance with Section 4.07 hereof;

                           (F) the repurchase by Holdings of Equity Interests of
Holdings, so long as (i) the number of shares of common stock of Holdings so repurchased since the Merger does not exceed the number of shares issued in the Merger (adjusted for stock splits, stock combinations and similar transactions),
(ii) the aggregate amount of such Restricted Payments since the Merger does not exceed $800,000,000.00, (iii) all such Equity Interests repurchased by Holdings are retired and not held as treasury stock, and (iv) at the time of and immediately after giving effect to each such Restricted Payment and any Indebtedness incurred or repaid in connection therewith, on a pro forma basis, the Obligors could incur $1.00 of additional Indebtedness under Section 4.07(a);

                           (G) the repurchase,  retirement or other  acquisition
sor retirement for value of Equity Interests of Holdings held by any current or former employee or director (or their respective estates, heirs, beneficiaries, transferees, spouses or former spouses) of Holdings and its Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or similar agreement, in each case entered into in the ordinary course of business; and

                           (H) the making of other Restricted  Payments that are
not otherwise permitted in any other clause of this Section 4.12 in an aggregate amount in any fiscal year of Holdings not to exceed the sum of (i) $50,000,000.00 plus (ii) up to $25,000,000.00 of the amount available pursuant to clause (i) above for the preceding fiscal year, but unused in such fiscal year (the amounts in clause (i) above being deemed to be utilized first in any fiscal year prior to the utilization of any carryover amount provided in this clause (ii)).

Section 4.13      Maintenance of Office or Agency.
                  -------------------------------

                  The Issuer shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                  The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section
2.03 hereof.

Section 4.14      Stay, Extension and Usury Laws.
                  ------------------------------

                  The Obligors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Obligors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.15      Dividend and Other Payment Restrictions Affecting
                  Subsidiaries.
                  ------------

                  (a) Holdings shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Subsidiary to:

                           (i) (A) pay dividends or make any other distributions to Holdings or any of its Subsidiaries on their Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

                               (B) pay any Indebtedness owed to Holdings or any of its Subsidiaries;

                           (ii) make loans or advances to Holdings or any of its Subsidiaries; or

                           (iii) sell, lease or transfer any of its properties or assets to Holdings or any of its Subsidiaries.

                  (b) The restrictions in Section 4.15(a) hereof shall not apply to encumbrances or restrictions existing under or by reason of:

                           (i)  contractual   encumbrances  or  restrictions  in
         effect on the Issue Date, including pursuant to the Credit Agreement and the related documentation;

                           (ii) this Indenture and the Notes;

                           (iii) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (iii) of Section 4.15(a) hereof on the property so acquired;

                           (iv) applicable Law;

                           (v) any agreement or other instrument of a Person acquired by Holdings or any of its Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

                           (vi) contracts for the sale of assets or mergers, including customary restrictions with respect to Holdings and any of its Subsidiaries pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

                           (vii) Secured Indebtedness otherwise permitted to be incurred pursuant to Section 4.07 hereof and Section 4.08 hereof that limit the right of the debtor to dispose of the assets securing such Indebtedness;

                           (viii)   customary   provisions   in  joint   venture
         agreements and other similar agreements relating solely to such joint venture;

                           (ix) customary provisions contained in leases or licenses of intellectual property and other agreements, in each case, entered into in the ordinary course of business; and

                           (x) any  encumbrances  or  restrictions  of the  type
         referred to in clauses (i), (ii) and (iii) of Section 4.15(a) hereof imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (ix) of this Section 4.15(b); provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer or Holdings, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 4.16      Maintenance of Listing.
                  ----------------------

                  (a) As promptly as possible after the Issue Date, and in any event prior to the first Interest Payment Date after the Issue Date, so long as any Notes remain outstanding, the Issuer shall procure and maintain the listing of such Notes on the Channel Islands Stock Exchange or any other stock exchange (during any period that is a Holding Period, reasonably acceptable to the GSMP Purchasers) which is a "recognised stock exchange" as defined in s.1005 Income Tax Act 2007 of the United Kingdom.

                  (b) The Issuer shall promptly notify the Trustee and each Holder if:

                           (i) the Notes have not been admitted to listing as described in (a) above on or before May 31, 2009; or

                           (ii) at any time after the Notes have been so admitted to listing, the Notes (or any Note) shall lose their listed status on the relevant stock exchange.

Section 4.17      Ratings for Notes.
                  -----------------

                  As soon as practicable (and in all events within 60 days from the Issue Date), the Issuer will use commercially reasonable efforts to obtain and, during any Holding Period, maintain a Debt Rating for the Notes from Rating Agencies.

Section 4.18      Additional Guarantees.
                  ---------------------

                  Holdings will cause each of its Subsidiaries that:

                  (a) guarantees any Indebtedness of Holdings or any of its Subsidiaries permitted to be incurred pursuant to Section 4.07 (other than guarantees of Indebtedness permitted to be incurred pursuant to Section 4.07(b)(iii), (iv), (v), (vi), (vii) and (ix)); or

                  (b)   incurs  any   Indebtedness   or  issues  any  shares  of
Disqualified Stock or Preferred Stock permitted to be incurred or issued pursuant to Section 4.07 hereof (other than Indebtedness permitted to be incurred pursuant to Section 4.07(b)(iii), (iv), (v), (vi), (vii) and (ix)) to execute and deliver to the Trustee, a supplemental indenture, substantially in the form attached hereto as Exhibit D, pursuant to which such Subsidiary will guarantee payment of the Notes and the Obligations of the Issuer under this Indenture. Each Guarantee by a Subsidiary Guarantor will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Subsidiary without rendering the Guarantee, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

                  To evidence its Guarantee set forth in Article 10 hereof, each subsequent Guarantor hereby agrees that a notation of such Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers. Each subsequent Guarantor also will execute a supplemental indenture.

Section 4.19      Centre of Main Interests.
                  ------------------------

                  No Obligor incorporated or otherwise existing under the laws of England & Wales or any other country that is a member of the European Union shall (and Holdings shall procure that none of its Subsidiaries incorporated or otherwise existing under the laws of England & Wales or any other country that is a member of the European Union shall), without the prior written consent of the Required Holders, cause or allow its Centre of Main Interests to change to a country other than England & Wales or such other country that is a member of the European Union, as applicable.

Section 4.20      Maintenance of Process Agent.
                  ----------------------------

                  The Issuer shall maintain a Person in New York, New York acting as agent to receive service of process on behalf of it and its property and capable of discharging the functions of the Process Agent set forth in
Section 12.02.

Section 4.21      Registration.
                  ------------

                  The Issuer shall have re-registered as a public limited company as defined in the Companies Act of 2006 within 30 days of the Issue Date.



                                   ARTICLE 5

                                   SUCCESSORS

Section 5.01      Merger, Consolidation or Sale of All or Substantially All
                  Assets.
                  ------

                  (a) Neither the Issuer nor any Holding Company (each, a "Designated Obligor") shall consolidate or merge with or into or wind up into (whether or not the Designated Obligor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

                           (i) either: (A) the Designated Obligor is the surviving corporation; or (B) the Person formed by or surviving any such consolidation or merger (if other than the Designated Obligor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the jurisdiction of organization of such Designated Obligor (such Person, as the case may be, being herein called the "Successor Company"), and the Successor Company of the Issuer shall be, and maintain its status as, a public limited company as defined in the Companies Act 2006.

                           (ii) the Successor Company, if other than the Designated Obligor, expressly assumes all the obligations of the Designated Obligor under the Notes and this Indenture pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

                           (iii) immediately prior to and immediately after such transaction, (A) no Default exists and (B) Holdings (or if Holdings is the Designated Obligor, the Successor Company to Holdings) owns directly or indirectly 100% of the Equity Interests of each of the Issuer and WNA;

                           (iv) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period, the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 4.07(a) hereof; provided that this clause (iv) shall not apply to any consolidation or merger of any Designated Obligor with, or any transfer by any Designated Obligor or all or substantially all of its properties or assets to, any other Designated Obligor;

                           (v) each Guarantor, unless it is a Opco Guarantor that is the other party to the transactions described above, in which case Section 5.01(c)(i)(B) hereof shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person's obligations under this Indenture and the Notes; and

                           (vi) Holdings shall have delivered to the Trustee (and during any period that is a Holding Period, the Holders) a customary Officer's Certificate and a customary Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with this Indenture and during any period that is a Holding Period other customary matters reasonably requested by the Required Holders; provided that, the Required Holders shall provide notice of such request to the Trustee.

                  (b) If applicable, the Successor Company shall succeed to, and be substituted for the Designated Obligor, as the case may be, under this Indenture, the Guarantees and the Notes, as applicable.

                  (c) Subject to certain limitations described in this Indenture governing release of a Guarantee upon the sale, disposition or transfer of a Opco Guarantor, no Opco Guarantor shall, and Holdings shall not permit any Opco Guarantor to, consolidate or merge with or into or wind up into (whether or not the Issuer or Opco Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

                           (i) (A) such Opco Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Opco Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the jurisdiction of organization of such Opco Guarantor, as the case may be (such Opco Guarantor or such Person, as the case may be, being herein called the "Successor Person");

                                (B) the Successor Person, if other than such Opco Guarantor, expressly assumes all the obligations of such Opco Guarantor under this Indenture and such Opco Guarantor's related
         Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

                                (C) immediately prior to and immediately after such transaction, no Default exists; and

                                (D) the Issuer shall have delivered to the Trustee (and during any period that is a Holding Period, the Holders) a customary Officer's Certificate and a customary Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with this Indenture, including
         Section 4.10 hereof, and during any period that is a Holding Period other customary matters reasonably requested by the Required Holders; provided that, the Required Holders shall provide notice of such request to the Trustee; or

                           (ii)  the  transaction  is  made in  compliance  with
         Section 4.10 hereof.

                  (d) Subject to certain limitations described in this Indenture, the Successor Person shall succeed to, and be substituted for, such Opco Guarantor under this Indenture and such Opco Guarantor's Guarantee. Notwithstanding the foregoing, any Opco Guarantor may merge into or consolidate with or transfer all or part of its properties and assets to another Opco Guarantor or the Issuer.

Section 5.02      Successor Corporation Substituted.
                  ---------------------------------

                  Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets in accordance with Section 5.01 hereof, the Successor Company or Successor Person formed by such consolidation or into or with which an Obligor is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to Holdings, the Issuer or such other Obligor shall refer instead to the applicable Successor Company or Successor Person, as applicable and not to the predecessor), and may exercise every right and power of Holdings, the Issuer or such other Obligor, as applicable under this Indenture with the same effect as if such successor Person had been named as Holdings, the Issuer or such other Obligor herein; provided that in the case of the Issuer, the predecessor Issuer shall not be relieved from the obligation to pay the principal of and interest on the Notes and the fees and expenses of the Trustee, except in the case of a sale, assignment, transfer, conveyance or other disposition of all of the Issuer's assets that meets the requirements of Section 5.01 hereof.

                                   ARTICLE 6

                              DEFAULTS AND REMEDIES

Section 6.01      Events of Default.
                  -----------------

                  An "Event of Default" wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (a) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

                  (b) (i) during any Holding Period, default for 3 Business Days or more in the payment when due of interest on or with respect to the Notes and
(ii) during any period that is not a Holding Period, default for 30 days or more in the payment when due of interest on or with respect to the Notes;

                  (c) (i) during any Holding Period (A) failure by Holdings or any of its Subsidiaries to comply with any of its obligations, covenants or agreements contained in Section 4.02, 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12
or 4.15 hereof or Article 5 hereof or (B) failure by Holdings or any of its Subsidiaries to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (a) and (b) above and this clause
(c)(i)) contained in this Indenture, the Notes or any other Financing Document, and if such failure is capable of remedy, such failure shall continue unremedied for a period of 30 days after the earlier of the date (A) Holdings or any of its Subsidiaries has knowledge of such failure or (B) notice is given by the Trustee or any Holder to the Issuer; and (ii) during any period that is not a Holding Period, failure by Holdings or any of its Subsidiaries to comply with any of its obligations, covenants or agreements contained in this Indenture or a default in the performance, or breach, of any covenant of the Issuer or any Guarantor (other than a default referred to in clauses (a) and (b) above), and such failure shall continue unremedied for a period of 30 days notice is given to the Issuer by the Trustee or by the Holders of at least 25% in principal amount of the Notes then outstanding;

                  (d) (i) during any Holding Period, either (A) Holdings or any of its Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness or Material Swap Obligations, when and as the same shall become due and payable,
(B) any event or condition occurs that results in any Material Indebtedness of Holdings or any of its Subsidiaries becoming due prior to its scheduled maturity or (C) any event or condition occurs in respect of any Material Indebtedness of Holdings or any of its Subsidiaries (other than any Credit Facilities) that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of such Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that clause (d)(i)(B) or (C) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; and (ii) during any period that is not a Holding Period, any event or condition occurs that results in any Material Indebtedness of Holdings or any of its Subsidiaries becoming due prior to its scheduled maturity, or Holdings or any of its Subsidiaries fail to pay any Material Indebtedness at maturity;

                  (e) one or more judgments for the payment of money in an aggregate amount in excess of $30,000,000.00 (to the extent not covered by insurance provided by a carrier that is not disputing coverage) shall be rendered against Holdings, any of its Subsidiaries or any combination thereof, which Holdings or any of its Subsidiaries has failed to pay, and the stayed, or any formal legal process has been commenced by a judgment creditor to attach or levy upon any material assets of Holdings or any of its Subsidiaries to enforce any such judgment;

                  (f) An involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Holdings or any of its Material Subsidiaries or their debts, or of a substantial part of their assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings or any of its Material Subsidiaries or for a substantial part of their assets, and, in any case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (g) Holdings or any of its Material  Subsidiaries  shall:  (i)
voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (f) of this Section 6.01, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings or any of its Material Subsidiaries or for a substantial part of their assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or
(vi) take any action for the purpose of effecting any of the foregoing Holdings or any of its Subsidiaries;

                  (h) Holdings or any of its Material Subsidiaries shall become unable, admit in writing its inability, or fail generally to pay their debts as they become due;

                  (i) during any Holding Period, any representation or warranty made or deemed made by or on behalf of Holdings or any of its Subsidiaries in or in connection with any Financing Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Financing

Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect (or, with respect to any representation or warranty modified by materiality or Material Adverse Effect, in any respect) when made or deemed made;

                  (j) during any Holding Period, an ERISA Event shall have occurred that, in the opinion of the Required Holders, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect; or

                  (k) during any Holding Period, any Financing Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or Holdings or any of its Subsidiaries (including any Obligor) contests in any manner the validity or enforceability of any Financing Document; or any Obligor denies that it has any or further liability or obligation under any Financing Document, or purports to revoke, terminate or rescind any Financing Document.

Section 6.02      Acceleration.
                  ------------

                  If any Event of Default (other than an Event of Default specified in clause (f) or (g) of Section 6.01 hereof with respect to the Issuer) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in principal amount of the then total outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.

                  Upon the effectiveness of such declaration, such principal and interest shall be due and payable immediately.

                  Notwithstanding the foregoing, in the case of an Event of Default arising under clause (f) or (g) of Section 6.01 hereof with respect to the Issuer, all outstanding Notes shall be due and payable immediately without further action or notice.

                  The Required Holders may on behalf of all of the Holders by written notice to the Trustee rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest, or premium that has become due solely because of the acceleration) have been cured or waived.

Section 6.03      Other Remedies.
                  --------------

                  If an Event of Default has occurred and is continuing, then in each case the Notes will accrue interest at the stated interest rate on the Notes plus the Default Interest Rate until such time as no such Event of Default shall be continuing (to the extent that the payment of such interest shall be legally enforceable). At any other time, any amounts payable under or in respect of the Notes not paid when due will accrue interest at the stated interest rate on the Notes plus the Default Interest Rate until such time as such amounts are paid in full, including any interest thereon (to the extent that the payment of such overdue interest shall be legally enforceable). Default interest shall be payable in cash on demand and, to the extent applicable, in accordance with
Section 2.12 hereof.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04      Waiver of Past Defaults.
                  -----------------------

                  The Required Holders may on behalf of the Holders of all of the Notes by written notice to the Trustee waive any existing Default and its consequences hereunder, except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder (including in connection with an Asset Sale Offer or a Change of Control Offer) or in respect of any other matter that requires the consent of all Holders pursuant to Section 9.02(b); provided, subject to Section 6.02 hereof, that the Required Holders may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05      Control by Majority.
                  -------------------

                  Subject to Section 7.01(e), the Required Holders may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that would involve the Trustee in personal liability.

Section 6.06      Limitation on Suits.
                  -------------------

                  Subject to Section 6.07 hereof, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

                  (a) such Holder has previously given the Trustee notice that an Event of Default is continuing;

                  (b) Holders of at least 10% in principal amount of the total outstanding Notes have requested the Trustee to pursue the remedy;

                  (c) the Trustee has not complied with such request within 30 days after the receipt thereof and the offer of security or indemnity satisfactory to the Trustee; and

                  (d) the Required Holders have not given the Trustee a direction inconsistent with such request within such 30-day period.

Section 6.07      Rights of Holders of Notes to Receive Payment.
                  ---------------------------------------------

                  Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

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

Section 6.08      Collection Suit by Trustee.
                  --------------------------

                  If an Event of Default specified in Section 6.01(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09      Restoration of Rights and Remedies.
                  ----------------------------------

                  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 6.10      Rights and Remedies Cumulative.
                  ------------------------------

                  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11      Delay or Omission Not Waiver.
                  ----------------------------

                  No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12      Trustee May File Proofs of Claim.
                  --------------------------------

                  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes including the Guarantors), its creditors or its property and shall be entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.13      Priorities.
                  ----------

                  If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

                  (i) to the Trustee, its agents and attorneys for amounts due under Section 7.06 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  (ii) to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

                  (iii) to the Issuer or to such party as a court of competent jurisdiction shall direct including a Guarantor, if applicable.

                  The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.13.

Section 6.14      Undertaking for Costs.
                  ---------------------

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7

                                     TRUSTEE

Section 7.01      Duties of Trustee.
                  -----------------

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b) Except during the continuance of an Event of Default:

                           (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                           (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                           (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

                           (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

                           (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

                  (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

                  (e) The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02      Rights of Trustee.
                  -----------------

                  (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

                  (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

                  (f) None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

                  (g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default of Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

                  (h) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

                  (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

                  (j) In no event shall the Trustee be charged with any knowledge of any of the Financing Documents referred to herein, except this Indenture and the Notes issued hereunder.

Section 7.03      Individual Rights of Trustee.
                  ----------------------------

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.09 hereof.

Section 7.04      Trustee's Disclaimer.
                  --------------------

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer's use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05      Notice of Defaults.
                  ------------------

                  If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall deliver to Holders of Notes a notice of the Default within 15 Business Days after it occurs. Except in the case of a default in payment of principal of or interest on a Note, the Trustee may withhold the notice if and so long as the board of directors of the Trustee, the executive or any trust committee of such directors or Responsible Officers of the Trustee in good faith determine that withholding the notice is in the interests of Holders of the Notes. The Trustee shall not be deemed to know of any Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

Section 7.06      Compensation and Indemnity.
                  --------------------------

                  The Issuer shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                  The Issuer and the Guarantors, jointly and severally, shall indemnify the Trustee for, and hold the Trustee harmless against, any and all loss, damage, claims, liability or expense (including attorneys' fees) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Issuer or any of the Guarantors (including this Section 7.06) or defending itself against any claim whether asserted by any Holder, the Issuer or any Guarantor, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder). The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee may have separate counsel and the Issuer shall pay the fees and expenses of such counsel. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith.

                  The obligations of the Issuer under this Section 7.06 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

                  To secure the payment obligations of the Issuer and the Guarantors in this Section 7.06, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(f) or (g) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.07      Replacement of Trustee.
                  ----------------------

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.07. The Trustee may resign in writing at any time upon 30 days' prior written notice to the Issuer and be discharged from the trust hereby created by so notifying the Issuer. The Required Holders may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

                  (a)      the Trustee fails to comply with Section 7.09 hereof;

                  (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (c) a custodian or public officer takes charge of the Trustee or its property; or

                  (d) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Required Holders may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Issuer's expense), the Issuer or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.09 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall deliver a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
7.06 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Issuer's obligations under Section 7.06 hereof shall continue for the benefit of the retiring Trustee.

Section 7.08      Successor Trustee by Merger, etc.
                  --------------------------------

                  If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.09      Eligibility; Disqualification.
                  -----------------------------

                  There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of

America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100,000,000.00 as set forth in its most recent published annual report of condition.

                                   ARTICLE 8

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01      Option to Effect Legal Defeasance or Covenant Defeasance.
                  --------------------------------------------------------

                  The Issuer may at any time, at the option of its Board of Directors evidenced by a resolution set in an Officer's Certificate, elect to have either Section 8.02 or 8.03 hereof applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02      Legal Defeasance and Discharge.
                  ------------------------------

                  Upon the Issuer's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuer and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes and Guarantees on the date the conditions set forth below are satisfied ("Legal Defeasance"). For this purpose, Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture including that of the Guarantors (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

                  (a) the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to this Indenture referred to in Section 8.04 hereof;

                  (b) the Issuer's obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

                  (c) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer's and the Guarantors' obligations in connection therewith; and

                  (d) this Section 8.02.
                           ------------

                  Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03      Covenant Defeasance.
                  -------------------

                  Upon the Issuer's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Sections 4.03, 4.04, and 4.06 through 4.19 hereof and clauses (iv) and (v) of Section 5.01(a), Sections 5.01(c) and 5.01(d) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied ("Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under
Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuer's exercise under Section 8.01 hereof of the option applicable to this
Section 8.03 hereof, subject to the satisfaction of the conditions set forth in
Section 8.04 hereof, Sections 6.01(c) through (k) hereof shall not constitute Events of Default.

Section 8.04      Conditions to Legal or Covenant Defeasance.
                  ------------------------------------------

                  The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

                  In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

                  (a) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes on the date of Stated Maturity or on the redemption date, as the case may be, of such principal, premium, if any, or interest on such Notes and the Issuer must specify whether such Notes are being defeased to maturity or to a particular redemption date;

                  (b) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

                           (i) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

                           (ii) since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders and Beneficial Owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (c) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders and Beneficial Owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (d) the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders and Beneficial Owner of the Notes will not recognize income, gain or loss for U.K. tax purposes as a result of such Legal Defeasance or Covenant Defeasance, as the case may be, and will be subject to such U.K. tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance or Covenant Defeasance, as the case may be, had not occurred, and no withholding Tax will be imposed by the United Kingdom (or any political subdivision of, or any authority in, or of, the United Kingdom having the power to tax) on any payments under or in respect of the Notes as a result of such Legal Defeasance or Covenant Defeasance, as the case may be;

                  (e) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness, and in each case the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

                  (f) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Credit Facilities or any other material agreement or instrument (other than this Indenture) to which, Holdings or any of its Subsidiaries is a party or by which Holdings or any of its Subsidiaries is bound (other than that resulting from any borrowing of funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to other Indebtedness, and the granting of Liens in connection therewith);

                  (g) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;

                  (h) the Issuer shall have delivered to the Trustee an Officer's Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

                  (i) the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Section 8.05 Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.
                  -------------------------------------

                  Subject to Section 8.06 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or a Guarantor acting as Paying

Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

                  The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                  Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06      Repayment to Issuer.
                  -------------------

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.

Section 8.07      Reinstatement.
                  -------------

                  If the Trustee or Paying Agent is unable to apply any United States dollars or Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided that, if the Issuer makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9

                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01      Without Consent of Holders of Notes.
                  -----------------------------------

                  Notwithstanding Section 9.02 hereof, the Issuer and the Trustee may amend or supplement this Indenture and any Guarantee or Notes without the consent of any Holder:

                  (a) to provide for uncertificated Notes of such series in addition to or in place of certificated Notes;

                  (b) to comply with Section 5.01 hereof;

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

                  (c) to secure the Notes as required by this Indenture including pursuant to Section 4.08;

                  (d) to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

                  (e) to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except that they are not freely transferable;

                  (f) to add a Guarantor under this Indenture;

                  (g) during any period that is not a Holding Period, to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that, (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not adversely affect the rights of Holders to transfer Notes;

                  (h) during any period that is not a Holding Period, to cure any ambiguity, omission, defect or inconsistency contained herein;

                  (i) during any period that is not a Holding Period, to add to the covenants of the Issuer for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or the other Obligors; or

                  (j) during any period that is not a Holding Period, to make any change that does not adversely affect the legal rights hereunder of any Holder.

                  Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 and 9.05 hereof, the Trustee shall join with the Issuer in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02      With Consent of Holders of Notes.
                  --------------------------------

                  (a) Except as provided below in this Section 9.02, the Issuer and the Trustee may amend or supplement this Indenture, the Notes and the Guarantees with the consent of the Required Holders voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Guarantees or the Notes may be waived with the consent of the Required Holders voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof and Section 2.09 hereof shall determine which Notes are considered to be "outstanding" for the purposes of this Section 9.02.

                  Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 and
9.05 hereof, the Trustee shall join with the Issuer in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

                  After an amendment, supplement or waiver under this Section
9.02 becomes effective, the Issuer shall deliver to the Holders of Notes affected thereby such amendment, supplement or waiver and a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

                  (b) Without the consent of each Holder of Notes, an amendment, supplement or waiver under this Section 9.02 may not:

                           (i) reduce the principal amount of Notes whose Holders must consent to an amendment or waiver;

                           (ii) change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of such Notes (other than provisions relating to Section 3.10, Section 4.09 and
         Section 4.10 hereof to the extent that any such amendment or waiver does not have the effect of reducing the principal of or changing the fixed final maturity of any such Note or altering or waiving the provisions with respect to the redemption of such Notes);

                           (iii) reduce the rate of or change the time for payment of interest on any Note;

                           (iv) make any Note payable in money other than that stated therein;

                           (v) make any change in the provisions of this Indenture relating to the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

                           (vi) make any change in the amendment and waiver provisions of this Section 9.02(b);

                           (vii) impair the right of any Holder to receive payment of principal of, or interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes; or

                           (viii)   except  as   expressly   permitted  by  this
         Indenture, modify the Guarantees in any manner adverse to the Holders of the Notes.

Section 9.03      Revocation and Effect of Consents.
                  ---------------------------------

                  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written

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

notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

                  The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.

Section 9.04      Notation on or Exchange of Notes.
                  --------------------------------

                  The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

                  Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05      Trustee to Sign Amendments, etc.
                  -------------------------------

                  The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuer may not sign an amendment, supplement or waiver until the Board of Directors approves it. In executing any amendment, supplement or waiver, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents referred to in by Section 7.02 hereof, an Officer's Certificate and an Opinion of Counsel stating that (i) the execution of such amended or supplemental indenture is authorized or permitted by this Indenture including, Section 9.01(g)(i) and (ii) and Section 9.01(j) and (ii) that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and any Guarantors party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof. Notwithstanding the foregoing, no Opinion of Counsel will be required for the Trustee to execute any amendment or supplement adding a new Guarantor under this Indenture.

Section 9.06      Payment for Consent.
                  -------------------

                  Neither the Issuer nor any Affiliate of the Issuer shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to all Holders and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

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

                                   ARTICLE 10

                                   GUARANTEES

Section 10.01     Guarantee.
                  ---------

                  Subject to this Article 10, each of the Guarantors hereby, jointly and severally, absolutely and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that: (a) the principal of, interest, and premium, if any, on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, demand, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other Obligations of the Issuer to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same Obligations shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

                  The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

                  Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

                  If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

                  Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (a) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantees.

                  Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation, reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or Guarantees, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                  In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  The Guarantee issued by any Guarantor shall be a general senior obligation of such Guarantor.

                  Each payment to be made by a Guarantor in respect of its Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

Section 10.02     Limitation on Guarantor Liability.
                  ---------------------------------

                  Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or foreign law to the extent applicable to any guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of each Subsidiary Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor (including, without limitation, all senior Indebtedness of such Subsidiary Guarantor) that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article 10, result in the obligations of such Subsidiary Guarantor under its guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each Subsidiary Guarantor that makes a payment under the Guarantee shall be entitled upon payment in full of all guaranteed obligations under this Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor's pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

Section 10.03     Execution and Delivery.
                  ----------------------

                  To evidence its Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by its President, one of its Vice Presidents or one of its Assistant Vice Presidents or a Director in the case of each Obligor organized and operated under the laws of England and Wales.

                  Each Guarantor hereby agrees that its Guarantee set forth in
Section 10.01 hereof shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

                  If an Officer of a Guarantor whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Guarantee shall be valid nevertheless.

                  The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

Section 10.04     Subrogation.
                  -----------

                  Each Guarantor shall be subrogated to all rights of Holders of Notes against the Issuer in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 10.01 hereof; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under this Indenture or the Notes shall have been paid in full.

Section 10.05     Benefits Acknowledged.
                  ---------------------

                  Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

Section 10.06     Release of Guarantees.
                  ---------------------

                  A Guarantee by a Guarantor shall be automatically and unconditionally released and discharged, and no further action by such Guarantor, the Issuer or the Trustee is required for the release of such Guarantor's Guarantee, upon:

                  (a) (A) any sale, exchange or transfer (by merger or otherwise) of the Capital Stock of such Guarantor (including any sale, exchange or transfer), after which the applicable Guarantor is no longer a Subsidiary of Holdings or all or substantially all the assets of such Guarantor, which sale, exchange or transfer is made in compliance with the applicable provisions of this Indenture; or (B) the Issuer exercising its Legal Defeasance option or Covenant Defeasance option in accordance with Article 8 hereof or the Issuer's obligations under this Indenture being discharged in accordance with the terms of this Indenture; and

                  (b) delivery by such Guarantor to the Trustee and (during any period that is a Holding Period, the Holders) of an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

Section 10.07     Rights of Holders.
                  -----------------

                  The Guarantors consent and agree that the Holders may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (i) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Obligations under the Financing Documents or any part thereof; and (ii) release or substitute one or more of any endorsers or other guarantors of any of the Obligations under the Financing Documents. Without limiting the generality of the foregoing, the Guarantors consent to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the Guarantors under this Guarantee or which, but for this provision, might operate as a discharge of the Guarantors.

Section 10.08     Certain Waivers.
                  ---------------

                  The Guarantors hereby waive: (i) any defense arising by reason of any disability or other defense of the Issuer or any Guarantor, or the cessation from any cause whatsoever (including any act or omission of any Obligor) of the liability of the Issuer; (ii) any defense based on any claim that the Guarantors obligations exceed or are more burdensome than those of the Issuer; (iii) the benefit of any statute of limitations affecting the Guarantors' liability hereunder; (iv) any right to proceed against the Issuer, proceed against or exhaust any security for the Obligations under the Financing Documents, or pursue any other remedy in the power of any Obligor whatsoever;
(v) any benefit of and any right to participate in any security now or hereafter held by any Obligor; and (vi) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties. The Guarantors expressly waive all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations under the Financing Documents, and all notices of acceptance of the Guarantee or of the existence, creation or incurrence of new or additional Obligations under the Financing Documents.

                                   ARTICLE 11

                           SATISFACTION AND DISCHARGE

Section 11.01     Satisfaction and Discharge.
                  --------------------------

                  This Indenture shall be discharged and shall cease to be of further effect as to all Notes, when either:

                  (a) all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

                  (b) (A) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, shall become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer and the Issuer or any Guarantor have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

                      (B) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness) with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under the Credit

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Facilities  or any other  material  agreement  or  instrument  (other  than this
Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from any borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness, and the granting of Liens in connection therewith);

                      (C) the Issuer has paid or caused to be paid all sums payable by it under this Indenture; and

                      (D) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

                  In addition, the Issuer must deliver an Officer's Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

                  Notwithstanding the satisfaction and discharge of this Indenture, Section 7.06 shall survive and if money shall have been deposited with the Trustee pursuant to subclause (A) of clause (b) of this Section 11.01, the provisions of Section 11.02 and Section 8.06 hereof shall survive.

Section 11.02     Application of Trust Money.
                  --------------------------

                  Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

                  If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's and any Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Issuer has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                   ARTICLE 12

                                  MISCELLANEOUS

Section 12.01     Notices.
                  -------

                  Any notice or communication by the Issuer, any Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail (or registered or certified, return receipt requested), fax or overnight air courier guaranteeing next day delivery, to the others' address:

                  If to the Issuer and/or any Guarantor:

                   Trinity Acquisition Limited
                   c/o Willis Group Holdings Limited
                   51 Lime Street
                   London EI
                   United Kingdom

                   Fax No.: 44 (0)20 3124 7183
                   Attention:  Adam G. Ciongoli

                   with a copy to:

                   Willis Legal
                   One World Financial Center
                   200 Liberty Street
                   New York, NY 10281

                   Fax No.: 212-519-5407
                   Attention:  Adam G. Ciongoli

                   with a copy to:

                   Weil Gotshal & Manges LLP
                   767 Fifth Avenue
                   New York, NY 10153
                   Fax No.:  (212) 310-8007
                   Attention:  Michael J. Aiello, Esq.

                   If to the Trustee:
                   The Bank of New York Mellon
                   101 Barclay Street, 4E
                   New York, NY 10286
                   Attention: Corporate Trust Global Finance Unit
                   Fax No.: (212) 815-5366


                  The Issuer, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

                  All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; (iii) when receipt acknowledged, if faxed; (iv) and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

                  Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                  If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

                  In addition to the foregoing, the Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured electronic methods; provided, however, that (a) the party providing such written instructions, subsequent to such transmission or written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (b) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee's understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee's reliance upon and compliance with such instructions notwithstanding if such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 12.02     Service of Process.
                  ------------------

                  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 12.01. In addition, each Obligor not organized in the US or a State thereof (each such Obligor a "Foreign Obligor") hereby irrevocably appoints CT Corporation System (the "Process Agent") with an office on the date hereof at 111 Eighth Avenue, New York, NY 10011, as its agent to receive on behalf of such Obligor and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process to such Obligor in care of the Process Agent at the Process Agent's address above, and such Obligor hereby irrevocably authorizes and directs the Process Agent to receive such service on its behalf. As an alternative method of service, each Obligor also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to such Obligor at its address specified in Section 12.01 (such service to be effective seven days after mailing thereof). Each Foreign Obligor covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the designation of the Process Agent above in full force and effect, and to cause the Process Agent to continue to act in such capacity.

                  Nothing in this Section 12.02 shall affect the right of any Purchaser or the Trustee to serve legal process in any other manner permitted by applicable law or affect the right of any Purchaser or the Trustee to bring any suit, action or proceeding against each Obligor or its property in the courts of other jurisdictions, including England and Wales.

Section 12.03     Certificate and Opinion as to Conditions Precedent.
                  --------------------------------------------------

                  Upon any request or application by the Issuer or any of the Guarantors to the Trustee to take any action under this Indenture, the Issuer or such Guarantor, as the case may be, shall furnish to the Trustee upon request:

                  (a) An Officer's Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.04 hereof) stating that, in the opinion of the signer, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                  (b) An Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.04 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.04     Statements Required in Certificate or Opinion.
                  ---------------------------------------------

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer's Certificate as to matters of fact); and

                  (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 12.05     Rules by Trustee and Agents.
                  ---------------------------

                  The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.06 No Personal Liability of Directors, Officers, Employees and Stockholders.
                  ------------

                  No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor or any of their parent companies shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.07     Governing Law.
                  -------------

                  THIS INDENTURE, THE NOTES AND ANY GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 12.08     Waiver of Jury Trial.
                  --------------------

                  EACH OF THE ISSUER, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO

THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.09     Force Majeure.
                  -------------

                  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; it being understood that the Trustee shall use reasonable efforts, which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.10     No Adverse Interpretation of Other Agreements.
                  ---------------------------------------------

                  This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.11     Successors.
                  ----------

                  All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.06 hereof.

Section 12.12     Severability.
                  ------------

                  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.13     Counterpart Originals.
                  ---------------------

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.14     Table of Contents, Headings, etc.
                  --------------------------------

                  The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                  IN WITNESS WHEREOF, the parties have executed this Indenture as of the date first written above.



                             TRINITY ACQUISITION LIMITED


                             By:      _____________________________
                             Name:
                             Title:

                             WILLIS GROUP HOLDINGS LIMITED


                             By:      _____________________________
                             Name:
                             Title:

                             WILLIS INVESTMENT UK HOLDINGS LIMITED

                             TA I LIMITED

                             TA II LIMITED

                             TA III LIMITED

                             TA IV LIMITED

                             WILLIS GROUP LIMITED


                             By:      _____________________________
                             Name:
                             Title:

                             WILLIS NORTH AMERICA INC.


                             By:      _____________________________
                             Name:
                             Title:

                                       THE BANK OF NEW YORK MELLON,
                                       as Trustee



                                       By:
                                            ---------------------------------
                                            Name:
                                            Title: